Exhibit 4.2

INDENTURE

between

WESTPAC BANKING CORPORATION

and

THE BANK OF NEW YORK MELLON

as Trustee

Dated as of September 7, 2017

Providing for Issuance of Subordinated Contingent Convertible
Securities in Series

Reconciliation and tie between this Indenture, dated as of September 7, 2017, and the Trust Indenture Act of 1939, as amended.

Trust Indenture Act of 1939 Section	Indenture Section
310 (a) (1)	9.11
(a) (2)	9.11
(a) (3)	TIA
(a) (4)	Not Applicable
(b)	9.9; 9.11; TIA

311 (a)	TIA
(b)	TIA

3.12 (a)	9.7
(b)	TIA
(c)	TIA

313 (a)	9.1; TIA
(b)	TIA
(c)	9.6; TIA
(d)	9.6

314 (a)	12.6; 12.7; TIA
(b)	Not applicable
(c) (1)	1.2
(c) (2)	1.2
(c) (3)	Not Applicable
(d)	Not Applicable
(e)	1.2
(f)	TIA

315 (a)	TIA
(b)	9.5
(c)	9.1
(d) (1)	TIA
(d) (2)	TIA
(d) (3)	TIA
(e)	TIA

316 (a) (last sentence)	1.1
(a) (1)(A)	Not Applicable

i

Trust Indenture Act of 1939 Section	Indenture Section

(a) (1)(B)	TIA
(b)	TIA
(c)	TIA

317 (a) (1)	TIA
(a) (2)	TIA
(b)	12.3

318 (a)	1.11
(b)	TIA
(c)	1.11; TIA

This reconciliation and tie section does not constitute part of the Indenture.

(continued)

(continued)

v

(continued)

(continued)

INDENTURE (this “Indenture”), dated as of September 7, 2017, between WESTPAC BANKING CORPORATION ABN 33 007 457 141, a bank incorporated in the Commonwealth of Australia (“Australia”) and registered in the State of New South Wales under the Corporations Act 2001 of Australia (the “Company”) having its principal office at Level 2, 275 Kent Street, Sydney, New South Wales 2000, Australia and the Bank of New York Mellon, a New York banking corporation as Trustee hereunder (the “Trustee”).

Recitals

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of contingent convertible securities to be issued in one or more series as herein provided (the “Securities”); and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1.           Definitions.  (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles used in the preparation of the Company’s audited financial statements and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles at the date of such computation;

(4)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)           the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “A or B but not both”).

“Additional Tier 1 Capital” has the meaning given to it in the Prudential Standards.

“Administrative Action” means any judicial decision, official pronouncement or action, published or private ruling, interpretative decision, regulatory procedure or policy, application of regulatory procedure or policy and any notice or announcement (including any notice or announcement of intent to adopt or make any of those things) affecting the taxation treatment of the Securities in a Relevant Tax Jurisdiction.

“Adverse Tax Event” shall, with respect to any of the Securities of a series, mean that, as a result of:

(a)           any amendment to, clarification of, or change (including any announcement of a change that will be introduced) in, the laws or treaties or any regulations affecting taxation in a Relevant Tax Jurisdiction;

(b)           any Administrative Action; or

(c)           any amendment to, clarification of, or change in, an Administrative Action that provides for a position that differs from the current generally accepted position,

in each case, by any legislative body, court, governmental authority (including, without limitation, a tax authority) or regulatory body in a Relevant Tax Jurisdiction, irrespective of the manner in which such amendment, clarification, change or Administrative Action is made known, which amendment, clarification, change or Administrative Action is effective, or is announced or made known, on or after the issue date and which on the issue date is not expected by the Company to come into effect, there is a material risk that:

(i)            the Company is or would be required to increase the amount of any interest scheduled to be paid on the Securities by payment of an additional amount in respect of any withholding tax and such an increase cannot be avoided within 60 days of such Adverse Tax Event by the Company filing a form, making an election or taking some reasonable measure that in the Company’s sole judgment will not be adverse to the Company and will involve no cost to the Company that is material in the context of the Securities;

(ii)           the Company is or would be no longer entitled to claim a deduction for any payments in respect of the Securities in computing its taxation liabilities in or relating to such Relevant Tax Jurisdiction or the amount of such deduction is or would be materially reduced; or

(iii)          any interest scheduled to be paid on the Securities is or would be a frankable dividend or distribution within the meaning of Division 202 of the Australian Tax Act.

If, after the issue date, (A) as a result of a Branch Change Notice, the Company changes the branch through which it acts in respect of the Securities to another branch of the Company in a jurisdiction different from the jurisdiction of the branch through which the Company was acting immediately before such notice, the references to “issue date” in the preceding paragraph shall be deemed to be to the date the Branch Change Notice is given or (B) a Relevant Transaction occurs, and the home jurisdiction for tax purposes of such other entity is not Australia (or if such home jurisdiction has already become a jurisdiction other than Australia, is different to the jurisdiction which it is immediately prior to the Relevant Transaction), the references to “issue date” of the Securities of such series shall be deemed to be to the date the Relevant Transaction is completed, provided that, the issue date will not be so amended if the location of the branch through which the Securities are issued is unchanged as a result of the Relevant Transaction.

“Affiliate” of any specified Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.  For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Paying Agent or Registrar.

“Approved Successor” means a company that replaces, or is proposed to replace, the Company as the ultimate parent company of the Group and that satisfies the following requirements:

(a)           the proposed successor company complies with all applicable legal requirements and obtains any necessary regulatory approvals (including, to the extent required, APRA’s prior written approval);

(b)           the proposed successor company agrees to take any necessary action to give effect to an amendment to the terms of this Indenture pursuant to Section 6.14 of this Indenture;

(c)           the ordinary shares of the proposed successor company are to be listed on ASX or any internationally recognized stock exchange;

(d)           the proposed successor company has a place of business in New South Wales, Australia or has appointed a process agent in New South Wales, Australia to receive service of process on its behalf in relation to any legal proceedings arising out of or in connection with the Securities;

(e)           the proposed successor company has, in the reasonable opinion of an independent expert, the financial capacity to perform the Company’s obligations under this Indenture in respect of the Securities; and

(f)            the proposed replacement of the Company and the requirements of paragraphs (a) to (c) of this definition would not, in the reasonable opinion of an independent expert, otherwise adversely affect the interests of Holders, and, for the purposes of this definition, “independent expert” means a reputable investment bank operating in Australia or an investment bank of international repute acting independently of the Company and appointed by the Company to provide the opinions referred to in paragraphs (e) and (f) of this definition.

“APRA” means the Australian Prudential Regulation Authority or any authority succeeding to its powers or responsibilities.

“ASX” means the Australian Securities Exchange operated by ASX Limited (ABN 98 008 624 691).

“ASX Business Day” means a business day as defined in the ASX Listing Rules.

“ASX Listing Rules” means the listing rules of ASX from time to time with any modifications or waivers in their application to the Company which ASX may grant.

“Australian Banking Act” means the Banking Act 1959 of Australia, as amended or any successor act.

“Australian Corporations Act” means the Corporations Act 2001 of Australia, as amended or any successor act.

“Australian Dollars” and “A$” mean the lawful currency of Australia.

“Australian Tax Act” means the Income Tax Assessment Act 1936 of Australia and the Income Tax Assessment Act 1997 of Australia, or any successor acts.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 9.13.

“Authorized Officer” means the Company’s Chairman of the Board, its Managing Director, its Chief Financial Officer, its Deputy Chief Financial Officer, any Group Executive, any General Manager, its Group Treasurer, its Deputy Group Treasurer, its Head of Global Funding, its Head of Structured Funding and Capital, its General Counsel, Treasury & Corporate, its Counsel & Head of Legal, Group Treasury, any Executive Director, Group Treasury, any Director, Group Treasury, any Senior Manager, Group Treasury, its Group Financial Controller, any Senior Vice President or any Vice President or such officers of equivalent status as may be designated from time to time by the Company, and any other persons duly authorized from time to time by the Company, and in the case of Securities issued by any branch of the Company, such branch’s Chief Executive Officer, Chief Financial Officer or Chief Operating Officer, or such branch’s officers of equivalent status as may be designated from time to time by the Company.

“Board” or “Board of Directors” means the Board of Directors of the Company, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Branch Change Notice” means notice to Holders by which the Company changes the branch through which the Company acts in respect of the Securities to another branch of the Company in any jurisdiction, including Australia, with effect from the date specified in the notice.

“Buy Back” means a transaction involving the acquisition by the Company of its Ordinary Shares pursuant to the provisions of Part 2J of the Australian Corporations Act.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or particular location are authorized or obligated by law or executive order to close.

“calculation agent” means the Person, if any, authorized by the Company to calculate the interest rate or other amounts from time to time in relation to any series of the Securities.

“Capital Notes” means the notes issued by the Company under a prospectus dated February 7, 2013.

“Capital Notes 2” means the notes issued by the Company under a prospectus dated May 15, 2014.

“Capital Notes 3” means the notes issued by the Company, acting through its London Branch, under a prospectus dated August 6, 2015.

“Capital Notes 4” means the notes issued by the Company under a prospectus dated May 26, 2016.

“Capital Reduction” means a reduction in capital by the Company of its Ordinary Shares in any way permitted by the provisions of Part 2J of the Australian Corporations Act.

“Capital Trigger Event” means that:

(a) the Company determines; or

(b) APRA notifies the Company in writing that it believes,

that a Common Equity Capital Ratio is equal to or less than 5.125%.

“Clearing System Holder” means that the Holder is the operator of a clearing system or a depository, or a nominee for a depository, for a clearing system.

“Common Equity Capital Ratio” means either or both of:

(a)           in respect of the Company’s Level 1 Group, the ratio of Common Equity Tier 1 Capital to risk weighted assets of the Company’s Level 1 Group; and

(b)           in respect of the Company’s Level 2 Group, the ratio of Common Equity Tier 1 Capital to risk weighted assets of the Company’s Level 2 Group,

in each case, as prescribed by APRA from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity Tier 1 Capital” has the meaning given to it in the Prudential Standards.

“Company” means the party named as the Company in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successors.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by an Authorized Officer.

“Conversion” means the conversion of all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security) into Ordinary Shares in accordance with the terms of the Indenture.  “Convert,” “Converting” and “Converted” have corresponding meanings.

“Conversion Date” means the applicable:

(a)           Trigger Event Date;

(b)           Optional Conversion Date; or

(c)           Scheduled Conversion Date.

“Convertible Preference Shares 2012” means the convertible preference shares issued by the Company under a prospectus dated February 24, 2012.

“Corporate Trust Office” means the office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 4E, New York, New York 10286, Attention:  Institutional Corporate Trust.

“currency unit,” for all purposes of this Indenture, shall include any composite currency.

“Denomination” shall have the meaning given in an indenture supplemental hereto for the Securities of any series.

“Depositary,” when used with respect to the Securities of or within any series issuable or issued in whole or in part in global form, means the Person designated as Depositary by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is then a Depositary hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.

“Dividend” means any interim, final or special dividend payable in accordance with the Australian Corporations Act and the Company’s Constitution in relation to Ordinary Shares.

“Dollar” or “$” means the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Equal Ranking Instruments” means:

(a)           in the case of a dividend, distribution or payment of interest in respect of the Securities, any securities or other instruments (including the Convertible Preference Shares 2012, the Capital Notes, the Capital Notes 2, the Capital Notes 3 and the Capital Notes 4) which ranks or is expressed to rank for payment of the dividend, distribution or interest equally with the Securities; and

(b)           in the case of redemption or repayment of, reduction of capital on, cancellation of or acquisition of the Securities, any securities or other instruments (including the Convertible Preference Shares 2012, the Capital Notes, the Capital Notes 2, the Capital Notes 3 and the Capital Notes 4) which ranks or is expressed to rank equally with the Securities for repayment or a return of capital if the Company is wound up.

“FATCA” means Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-U.S. laws enacted with respect thereto.

“FATCA Withholding” means any deduction or withholding made for or on account of FATCA.

“Financial Claims Scheme” means the financial claims scheme established under the Australian Banking Act.

“Foreign Holder” means a Holder (a) whose place of residence is outside Australia or (b) who the Company otherwise believes may not be a resident of Australia.

“Group” means the Company and its controlled entities (within the meaning of the Australian Corporations Act).

“Holder” means a person in whose name such Registered Security is registered on the Register.

“Indenture” means this Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of particular series of the Securities established as contemplated hereunder.

“Ineligible Holder” means a Holder that is prohibited or restricted by any applicable law or regulation in force in:

(a)           Australia (including but not limited to Chapter 6 of the Australian Corporations Act, the Foreign Acquisitions and Takeovers Act 1975 of Australia, the Financial Sector (Shareholdings) Act 1998 of Australia and Part IV of the Competition and Consumer Act 2010 of Australia);

(b)           New Zealand (including but not limited to the Overseas Investment Act 2005 of New Zealand, the Financial Markets Conduct Act 2013 of New Zealand and the Reserve Bank of New Zealand Act 1989 of New Zealand); or

(c)           any other jurisdiction in which the Company carries on business,

from being offered, holding or acquiring Ordinary Shares (provided that if the relevant prohibition or restriction only applies to the Holder in respect of some of its Securities, it shall only be treated as an Ineligible Holder in respect of those Securities and not in respect of the balance of its Securities).

“Interest Payment Date,” when used with respect to any Security, means the date specified in such Security, if any, as the fixed date on which the installment of interest, if any, is scheduled to be paid on such Security.

“Issue Date VWAP” means the VWAP during the period of 20 ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the issue date of the Securities of a series, as adjusted in accordance with Article VI.

“Level 1” and “Level 2” have the meaning prescribed by APRA in the Prudential Standards.

“Level 1 Group” means either:

(a)           the Company; or

(b)           the “extended licensed entity” which is comprised of the Company and each subsidiary of the Company as specified in any approval granted by APRA in accordance with the Prudential Standards.

“Level 2 Group” means the Company and each subsidiary that is recognized by APRA as part of the Company’s Level 2 Group in accordance with the Prudential Standards.

“Non-Viability Trigger Event” occurs when APRA notifies the Company in writing that it believes:

(a)           Conversion or Write-off of all or some of the Securities, or conversion, write-off or write-down of all or some Relevant Securities is necessary because, without it, the Company would become non-viable; or

(b)           a public sector injection of capital, or equivalent support, is necessary because, without it, the Company would become non-viable.

“Officer” means any Authorized Officer, the President, any Executive Vice President, any Assistant Vice President, the Treasurer or the Secretary or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by an Authorized Officer and which conforms to Section 1.2.

“Opinion of Counsel” means a written opinion of legal counsel, who may be (i) an attorney employed by the Company, (ii) Debevoise & Plimpton or (iii) other counsel designated by the Company who shall be reasonably acceptable to the Trustee.

“Optional Conversion Date” has the meaning given in an indenture supplemental hereto for the Securities of any series.

“Ordinary Share” means a fully paid ordinary share in the capital of the Company.

“Outstanding,” when used with respect to the Securities, means, as of the date of determination, all of the Securities theretofore authenticated and delivered under this Indenture, except:

(a)           the Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)           the Securities, or portions thereof, for whose payment or redemption money in the necessary amount (without reinvestment) has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made; and

(c)                                  the Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that unless otherwise provided with respect to any of the Securities of any series pursuant to Section 3.1, in determining whether the Holders of the requisite Outstanding Principal Amount of the Securities have given any request, demand, authorization, direction, notice, consent or waiver or are present at a meeting for quorum purposes hereunder, or whether sufficient funds are available for redemption or for any other purpose, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, (y) the Outstanding Principal Amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officers’ Certificate delivered to the Trustee, of the Outstanding Principal Amount of such Security and (z) the Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only the Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  The Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Outstanding Principal Amount” means in respect of any Security which is outstanding at any time, the outstanding principal amount of the Security, and for such purposes:

(a)                                 the principal amount of a Security issued at a discount or at par, but which has not been Converted or Written-off, is at any time to be taken to be equal to its Denomination;

(b)                                 if an amount is required to be determined in Australian Dollars, the Australian Dollar equivalent of the Specified Currency is to be determined on the basis of the spot rate of exchange for the sale of Australian Dollars against the purchase of such relevant Specified Currency in the Sydney foreign exchange market quoted by any leading bank selected by the Company on the relevant calculation date.  The calculation date is, at the discretion of the Company, either the date specified in the relevant formula or the preceding day on which commercial banks and foreign exchange markets are open for business in Sydney or such other date as may be specified by the Company in an indenture supplemental hereto for the Securities of any series; and

(c)                                  if the principal amount of a Security has from time to time been Converted or Written-off pursuant to Articles V and VI, the principal amount of the Security will be reduced by the principal amount so Converted or Written-off.

“Paying Agent” means any Person authorized by the Company to pay the interest, if any, and any other payments, if any, on any of the Securities on behalf of the Company.

“Periodic Offering” means an offering of the Securities of a series from time to time the specific terms of such Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Securities.

“Person” means any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Securities of or within any series, means the place or places where interest, if any, and any other payments, if any, on such Securities are scheduled to be paid as specified as contemplated by Sections 3.1 and 12.2.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same instrument as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preference Share” means a notional preference share in the capital of the Company conferring a claim in a Winding-Up that ranks equally with the Securities and which is equal to the Outstanding Principal Amount of a Security.

“Prudential Standards” means the prudential standards and guidelines published by APRA and as applicable to the Company from time to time.

“Recognized Exchange” means a recognized stock exchange or securities market in an Organization for Economic Cooperation and Development member state.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and the Securities.

“Redemption Price,” when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture and the Securities.

“Registered Security” means any Security issued hereunder and registered as to principal and interest in the Register.

“Regular Record Date” for the interest scheduled to be paid on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 3.1, which date shall be, unless otherwise specified pursuant to Section 3.1, the fifteenth day preceding such Interest Payment Date, whether or not such day shall be a Business Day.

“Regulatory Event” shall, with respect to any of the Securities of a series, mean that either:

(i)                                     as a result of any amendment to, clarification of or change (including any announcement of a change that will be introduced) in, any law or regulation or the Prudential Standards, or any official administrative pronouncement or action or judicial decision interpreting or applying such law, regulation or Prudential Standards, which amendment, clarification or change is effective, or pronouncement, action or judicial decision is announced, on or after the issue date of the Securities of such series; or

(ii)                                  written confirmation is received from APRA after the issue date of the Securities of such series that,

the Company is not or will not be entitled to treat all of the Securities of such series as Additional Tier 1 Capital in whole, provided that, in each case, the Company did not expect at the issue date of the Securities of such series that the matter giving rise to the Regulatory Event would occur.

“Related Entities” means entities over which the Company or any parent of the Company exercises control or significant influence, as determined by APRA from time to time.

“Relevant Securities” means a Security forming part of the Tier 1 Capital of the Company on a Level 1 basis or Level 2 basis.

“Relevant Tax Jurisdiction” means Australia or any political subdivision or taxing authority thereof or therein and where the Company is acting with respect to the Securities through a branch outside Australia, the jurisdiction in which the branch is located or any political subdivision or taxing authority thereof or therein.  If, as a result of the Company’s consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by the Company of all or substantially all its assets to such an entity, such an entity assumes the obligations of the Company under this Indenture and the Securities, the term Relevant Tax Jurisdiction shall also include the country in which such entity is organized or resident (or deemed resident for tax purposes) or any political subdivision or taxing authority thereof or therein.

“Relevant Transaction” means a transaction in which the Company is merged into or consolidated with another entity or all or substantially all of the Company’s assets are sold or transferred to another entity and such entity assumes the obligations of the Company under the Indenture and the Securities.

“Responsible Officer,” when used with respect to the Trustee, shall mean any Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Senior Trust Officer, any Trust Officer, any Assistant Trust Officer, the Controller, any Assistant Controller, or any officer of the Trustee customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Scheduled Conversion Date” has the meaning given in an indenture supplemental hereto for the Securities of any series.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means a Security or the Securities of the Company,

acting through its head office or any of its branches, issued, authenticated and delivered under this Indenture.

“Senior Creditors” means all creditors of the Company (present and future), including depositors of the Company and all holders of the Company’s senior or subordinated debt:

(a)                                 whose claims are admitted in a Winding-Up; and

(b)                                 whose claims are not made as holders of indebtedness arising under:

(i)                                     an Equal Ranking Instrument; or

(ii)                                  an Ordinary Share.

“Solvent Reconstruction” means a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, where the obligations of the Company in relation to the Outstanding Securities are assumed by the successor entity to which all, or substantially all, of the property, assets and undertaking of the Company are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented.

“Special Resolution” means:

(a)                                 a resolution passed at a meeting of Holders of the Securities of a series by a majority of at least 75% of the votes validly cast by Holders of the Securities of such series in person or by proxy and entitled to vote on the resolution; or

(b)                                 the written approval of Holders of the Securities of a series holding at least 75% of the Securities of such series.

“Specified Currency” shall have the meaning given in an indenture supplemental hereto for the Securities of any series.

“Subsidiary” means any Person of which the Company at the time owns or controls, directly or indirectly, more than 50% of the shares of outstanding stock or other equity interests having general voting power under ordinary circumstances to elect a majority of the Board of Directors, managers or trustees, as the case may be, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such corporation shall have or might have voting power by reason of the happening of any contingency).

“Tier 1 Capital” has the meaning given to it in the Prudential Standards.

“Trigger Event” means a Capital Trigger Event or a Non-Viability Trigger Event.

“Trigger Event Date” means the date on which Conversion or Write-off occurred as a result of a Capital Trigger Event or a Non-Viability Trigger Event, as applicable.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee and if, at any time, there is more than one Trustee, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture.

“United States” means, unless otherwise specified with respect to the Securities of any series as contemplated by Section 3.1, the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“VWAP” means, subject to any adjustments under the provisions of Article VI, the average of the daily volume weighted average sale prices (such average and each such daily average sale price being expressed in Australian dollars and cents and rounded to the nearest full cent, with A$0.005 being rounded upwards) of Ordinary Shares sold on ASX during the relevant period or on the relevant days but does not include any “crossing” transacted outside the “Open Session State” or any “special crossing” transacted at any time, each as defined in the ASX Market Rules or any overseas trades or trades pursuant to the exercise of options over Ordinary Shares.

“VWAP Period” means the period of 5 ASX Business Days on which trading in Ordinary Shares took place immediately preceding (but not including) the Conversion Date.

“Winding-Up” means the legal procedure for the liquidation of the Company commenced when:

(a)                                 a court order is made for the winding-up of the Company; or

(b)                                 an effective resolution is passed or deemed to have been passed by members for the winding-up of the Company,

other than in connection with a Solvent Reconstruction.

(b)                                 The following terms shall have the meanings specified in the Sections referred to opposite such term below:

Term	Section

“Act”	1.4(a)

“Approved Replacement Notice”	6.14(a)(ii)

“Approved Successor Shares”	6.14(a)(ii)

“Attorney”	6.15

“CHESS”	6.10(a)(ii)

“Claims”	9.8(b)

“Conversion Number”	6.1(a)

“Cum Value”	6.2(a)

“Expiration Date”	1.4(g)

“Holders’ Nominee”	6.10(b)(vii)

“Judgment Currency”	12.10

“Market Exchange Rate”	3.11(h)

“Maximum Conversion Number”	6.1(a)

“Payment Condition”	4.6

“Reclassification”	6.3

“Register”	3.5

“Registrar”	3.5

“Replacement”	6.14(a)(i)

Term	Section

“Specified Currency”	12.10

“Write-off” or “Written-off”	5.3(c)

Section 1.2.                                 Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 12.7) shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her, as the case may be, to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3.                                 Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

Any certificate or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, knows that the certificate or opinions or representations as to such accounting matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4.                                 Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive (subject to Section 9.1) in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                 Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder may provide its proxy or proxies to the beneficial owners of interests in any such Security through such Depositary’s standing instructions and customary practices.

(c)                                  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(d)                                 [Reserved].

(e)                                  The ownership of Registered Securities shall be proved by the Register.

(f)                                   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(g)                                  If the Company shall solicit from the Holders of the Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders of the Securities of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of the Securities of such series at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities of such series shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless taken on or prior to the applicable Expiration Date by Holders of the requisite amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 1.6.

“Expiration Date” means, with respect to any record date set pursuant to this Section 1.4, the date designated by the Company; provided, that the Company may, from time to time, change the Expiration Date to any earlier or later day, but no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee, and to each Holder of the Securities of the applicable series in the manner set forth in Section 1.6 on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(h)                                 Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the Outstanding Principal Amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such Outstanding Principal Amount.

(i)                                     The Company and the Trustee may make reasonable rules for action by or at a meeting of Holders.

Section 1.5.                                 Notices, etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                 the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:  Capital Markets Fiduciary Services, or

(2)                                 the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Westpac Banking Corporation, Level 2, 275 Kent Street, Sydney, New South Wales 2000, Australia, Attention:  Structured Funding and Capital, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6.                                 Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event such notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Securities expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at their address as it appears in the Register, within the time prescribed for the giving of such notice.

In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities given as provided herein.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

In any case where the Company mails a notice to Holders, a copy must be sent to the Trustee and in any case where the Trustee mails a notice to Holders, copies must be sent to the Company.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7.                                 Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8.                                 Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Any act or proceeding that is required or permitted by any provision of this Indenture and that is authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the successor or assign of the Company.

Section 1.9.                                 Separability.  In case any provision of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.                          Benefits of Indenture.  Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Senior Creditors, any Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.                          Governing Law.

(1)                                 This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, other than as required by mandatory provisions of law; except for Articles IV (excluding Sections 4.6 and 4.7), V and VI and any provisions in this Indenture and the Securities which relate to, or define terms used in, such Articles, which shall be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia.  This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified, or to be excluded, as the case may be, whether or not such provision of this Indenture refers expressly to such provision of the Trust Indenture Act.

(2)                                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY, THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT OR ANY OTHER AGENT, ARISING OUT OF OR RELATING TO THIS INDENTURE, AND ANY SECURITY MAY BE BROUGHT IN A UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE COMPANY, THE TRUSTEE, THE REGISTRAR,  THE PAYING AGENT AND ANY OTHER AGENT, (IN SUCH CAPACITIES) ACCEPT, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

(3)                                 The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding and any objection to such suit, action or proceeding whether on the grounds of venue, residence or domicile.

(4)                                 A final judgment (that is a judgment obtained after exhaustion of all appeals and expiration of all time to appeal) in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(5)                                 To the extent that the Company or any properties, assets or revenues of the Company may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Security of any series or this Indenture, the Company, to the extent permitted by applicable law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

Section 1.12.                          Legal Holidays.  Unless otherwise provided with respect to any Security or the Securities pursuant to Section 3.1, and subject to Section 6.1(b), in any case where any Interest Payment Date, Redemption Date or other payment date of any Security shall not be a Business Day at any Place of Payment, then, notwithstanding any other provision of this Indenture or any Security, payment of Outstanding Principal Amount or interest, if any, or other payments need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such date; provided that no interest shall accrue on the amount scheduled to be paid for the period from and after such Interest Payment Date, Redemption Date or other payment date, as the case may be.

In any case where any notice to Holders is required to be given by a certain date and such date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) such notice need not be made on such date, but may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the date such notice was originally required to be made.

Section 1.13.                          No Recourse Against Others.  No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.  By accepting a Security, each Holder agrees to the provisions of this Section 1.13 and waives and releases all such liability.  Such waiver and release shall be part of the consideration for the issue of the Securities.

Section 1.14.                          Consent to Service.  The Company has designated and appointed Westpac Banking Corporation, New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention:  Branch Manager, as its authorized agent for service of process in any proceeding arising out of or relating to this Indenture, the Securities of any series brought in any federal or state court sitting in the Borough of Manhattan in The City of New York.  By the execution and delivery of this Indenture, the Company irrevocably submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon said agent, together with written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding; provided, that a Security may specify additional jurisdictions as to which the Company may consent to the non-exclusive jurisdiction of its courts with respect to such Security.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent or a successor agent in full force and effect so long as any of the Securities shall be Outstanding.

Section 1.15.                          Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS INDENTURE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE SECURITIES OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.  The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into this Indenture, and that such party will continue to rely on the waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INDENTURE OR ANY OTHER DOCUMENTS OR

AGREEMENTS RELATING TO THIS INDENTURE.  In the event of litigation, this Indenture may be filed as a written consent to a trial by the court.

Section 1.16.                          Counterparts.  This Indenture and any amendments, waivers, consents or supplements hereto or thereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Indenture shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the Amended Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE II

SECURITY FORMS

Section 2.1.                                 Forms Generally.  The Securities of each series shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law, rule or regulation or with the rules or usage of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities as evidenced by their execution of the Securities.  If temporary Securities of any series are issued as permitted by Section 3.4, the form thereof also shall be established as provided in the preceding sentence.  If the forms of the Securities of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record of any such action taken pursuant thereto, including a copy of the approved form of the Securities shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The definitive Securities shall be typeset, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner or medium, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

Section 2.2.                                 Form of Trustee’s Certificate of Authentication.  Subject to Section 9.13, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

Dated:	By:
Authorized Signature

Section 2.3.                                 Securities in Global Form.  If the Securities of or within a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate or specified amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or 3.4.  Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.2 hereof and need not be accompanied by an Opinion of Counsel.

The provisions of the last paragraph of Section 3.3 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the Outstanding Principal Amount of the Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

Notwithstanding the provisions of Section 2.1 and 3.7, unless otherwise specified as contemplated by Section 3.1, payment of Outstanding Principal Amount of and interest, if any, on any Security in permanent global form shall be made to the registered Holder thereof.

Section 2.4.                                 Form of Legend for Securities in Global Form.  Unless otherwise provided with respect to any of the Securities of any series pursuant to Section 3.1 or required by the Depositary, any Security of such series in global form authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE IN GLOBAL FORM, SUBJECT TO THE FOREGOING.

ARTICLE III

THE SECURITIES

Section 3.1.           Amount Unlimited; Issuable in Series.  (a) The aggregate Outstanding Principal Amount of the Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued from time to time in one or more series.

(b)                                 The following matters shall be established with respect to each series of the Securities issued hereunder, subject to such matters being consistent and in compliance with the Prudential Standards in effect at the time of issuance of such Securities:  (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 3.3) set forth, or determined in the manner provided, in an Officers’ Certificate or (iii) in one or more indentures supplemental hereto:

(1)                                 location of the issuing branch, if applicable;

(2)                                 the title of the Securities of the series (which title shall distinguish the Securities of the series from all other series of the Securities);

(3)                                 any limit upon the aggregate Outstanding Principal Amount of the Securities of the series which may be authenticated and delivered under this Indenture (which limit shall not pertain to the Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.3, 3.4, 3.5, 3.6, 11.7, or 13.7);

(4)                                 any additional subordination provisions;

(5)                                 percentage(s) of principal amount at which such series of the Securities will be issued;

(6)                                 the rate or rates at which interest, if any, on the Securities of the series will be paid, or the dates on which any interest rate may reset and the method of calculating and/or resetting such rate or rates of interest, the date or dates on which such interest is scheduled to be paid or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest will be scheduled to be paid and, with respect to Registered Securities, the Regular Record Date, if any, for the interest scheduled to be paid on any Registered Security on any Interest Payment Date;

(7)                                 the calculation agent, if any;

(8)                                 the place or places where the Outstanding Principal Amount and interest, if any, on the Securities of the series shall be scheduled to be paid;

(9)                                 the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the other terms and conditions upon which, the Securities of the series may be redeemed, in whole or in part, at the option of the Company (including any change or addition to the definitions of Adverse Tax Event and Regulatory Event in this Indenture) and, if other than as provided in Section 13.3, the manner in which the particular Securities of such series (if less than all of the Securities of such series are to be redeemed) are to be selected for redemption;

(10)                          the right, if any, to extend the interest payment periods and any conditions to the payment or resumption of payment of interest before, during or after any such extension;

(11)                          any Conversion or Write-off provisions that vary or add to those set forth in this Indenture, including whether Conversion or Write-off will be the primary loss absorption mechanism, and whether the Conversion provisions are automatic, scheduled and/or optional;

(12)                          if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the series shall be issued;

(13)                          if other than Dollars, the currency or currencies (including currency unit or units) in which the Outstanding Principal Amount, interest, if any, or other payments, if any, on the Securities of the series shall be scheduled to be paid, or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of Section 3.11;

(14)                          if the payments of Outstanding Principal Amount or interest, if any, or other payments, if any, on the Securities of the series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of Section 3.11;

(15)                          if other than as provided in Section 3.7, the Person to whom interest, if any, on any Registered Security of the series shall be payable;

(16)                          provisions, if any, granting special rights to the Holders of the Securities of the series upon the occurrence of such events as may be specified;

(17)                          any deletions from, modifications of or additions to the covenants of the Company set forth in Article XII pertaining to the Securities of the series;

(18)                          the date as of which any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(19)                          the forms of the Securities of the series;

(20)                          if other than the Trustee, the identity of the Registrar and any Paying Agent;

(21)                          any terms which may be related to warrants issued by the Company in connection with, or for the purchase of, the Securities of such series, including whether and under what circumstances the Securities of any series may be used toward the exercise price of any such warrants;

(22)                          the designation of the initial Exchange Rate Agent, if any;

(23)                          if the Securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend in addition to or in lieu of that in Section 2.4 which shall be borne by such global Securities, (iii) whether beneficial owners of interests in any of the Securities of the series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination, and (iv) if other than as provided in Section 3.5, the circumstances under which any such exchange may occur;

(24)         if the Securities of the series will be governed by, and the extent to which such Securities will be governed by, any law other than the laws of the state of New York and, with respect to Articles IV (excluding Section 4.6 and 4.7), V and VI and any provisions in the Securities which relate to, or define terms used in, such Articles, the laws of New South Wales, Commonwealth of Australia;

(25)         any terms relating to withholding tax and payment of additional amounts which modify or are in addition to those included in this Indenture; and

(26)         any other terms of the series, including any terms which may be required by or advisable under the laws or regulations of the United States or the Prudential Standards or advisable (as determined by the Company) in connection with the marketing of the Securities of the series.

(c)           The terms applicable to the Securities of any one series need not be identical but may vary as may be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 3.3) set forth, or determined in the manner provided, in the related Officers’ Certificate or (iii) in an indenture supplemental hereto.  All of the Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

(d)           If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any of the Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

Section 3.2.           Denominations.  Unless otherwise provided as contemplated by Section 3.1, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.3.           Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by an Authorized Officer.  The signature of such officer on the Securities may be manual or facsimile.

The Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to be officers or to hold such offices prior to the authentication and delivery of such Securities or were not officers or did not hold such offices at the date of such Securities.

At any time and from time to time, the Company may deliver the Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that in the case of the Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of the Securities of such series.

If the form or terms of the Securities of a series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 315(a) through (d) of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel substantially to the effect that,

(1)           if the forms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.1, such forms have been established in conformity with the provisions of this Indenture;

(2)           if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 3.1, such terms have been, or in the case of the Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject in the case of the Securities offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel, and all conditions precedent to the authentication and delivery of the Securities have been complied with; and

(3)           such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles and except further as may be limited by or subject to certain exceptions and qualifications specified in such Opinion of Counsel, including in the case of any Securities denominated in a Foreign Currency, (A) requirements that a claim with respect to any Securities denominated other than in Dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

Notwithstanding that such form or terms have been so established, the Trustee shall have the right to decline to authenticate such Securities if, in the written opinion of counsel to the Trustee (which counsel may be an employee of the Trustee) reasonably acceptable to the Company, the issue of such Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate Securities denominated in a Foreign Currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

Notwithstanding the provisions of Section 3.1 and of the two preceding paragraphs, if all of the Securities of any series are not to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to the two preceding paragraphs in connection with the authentication of each Security of such series if such documents, with appropriate modifications to cover such future issuances, are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to the Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section, as applicable, in connection with the first authentication of the Securities of such series.

If the Company shall establish pursuant to Section 3.1 that the Securities of a series are to be issued in whole or in part in global form, then, unless otherwise provided with respect to such Securities pursuant to Section 3.1, the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more of the Securities in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate Outstanding Principal Amount of the Securities of such series to be represented by such Security or the Securities in global form, (ii) shall be registered in the name of the Depositary for such Security or the Securities in global form or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear the legend set forth in Section 2.4.

Unless otherwise established pursuant to Section 3.1, each Depositary designated pursuant to Section 3.1 for a Registered Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.  Neither the Company nor the Trustee shall have any responsibility to determine if the Depositary is so registered.

Each Depositary shall enter into an agreement with the Trustee governing the respective duties and rights of such Depositary and the Trustee with regard to the Securities issued in global form.

Each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of one of the authorized signatories of the Trustee or an Authenticating Agent.  Such signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 3.4.           Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.  In the case of the Securities of any series, all or a portion of such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay.  After preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company pursuant to Section 12.2 in a Place of Payment for such series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Outstanding Principal Amount of definitive Securities of the same series of authorized denominations and of like tenor.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series except as otherwise specified as contemplated by Section 3.1.

Section 3.5.           Registration, Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Company in accordance with Section 12.2 in a Place of Payment or in such other place or medium as may be specified pursuant to Section 3.1 a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the registration of transfers of Registered Securities.  The Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  Unless otherwise provided as contemplated by Section 3.1, the Trustee is hereby appointed “Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.  The Company may have one or more co-Registrars.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to Section 12.2 in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate Outstanding Principal Amount.

Unless otherwise provided as contemplated by Section 3.1, at the option of the Holder, Registered Securities of any series (except a Registered Security in global form)

may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate Outstanding Principal Amount containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at such office or agency.  Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

Unless otherwise specified pursuant to Section 3.1 with respect to a series of the Securities or as otherwise provided below in this Section 3.5, owners of beneficial interests in the Securities of such series represented by a Security issued in global form will not be entitled to have the Securities of such series registered in their names, will not receive or be entitled to receive physical delivery of the Securities of such series in certificated form and will not be considered the Holders or owners thereof for any purposes hereunder.  Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Securities in certificated form in the circumstances described below, a Security in global form representing all or a portion of the Securities of a series may not be transferred or exchanged except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series notifies the Company that it shall no longer be eligible under Section 3.3, the Company shall appoint a successor Depositary with respect to the Securities of such series.  Unless otherwise provided as contemplated by Section 3.1, if a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.1(b)(23) shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, the Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate Outstanding Principal Amount equal to the Outstanding Principal Amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

The Company may at any time in its sole discretion determine that the Securities of a series issued in global form shall no longer be represented by such a Security or the Securities in global form.  In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated the Securities of such series of like tenor, shall authenticate and deliver, the Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate Outstanding Principal Amount equal to the Outstanding Principal Amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

If specified by the Company pursuant to Section 3.1 with respect to a series of the Securities, the Depositary for such series may surrender a Security in global form of such series in exchange in whole or in part for the Securities of such series in certificated form on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(1)           to each Person specified by such Depositary a new certificated Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate Outstanding Principal Amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(2)           to such Depositary a new Security in global form of like tenor in a denomination equal to the difference, if any, between the Outstanding Principal Amount of the surrendered Security in global form and the aggregate Outstanding Principal Amount of certificated Securities delivered to Holders thereof.

Upon the exchange of a Security in global form for Securities in certificated form, such Security in global form shall be canceled by the Trustee.  Securities in certificated form issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form shall instruct the Trustee.  The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Whenever any of the Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or upon any exchange of the Securities shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided as contemplated by Section 3.1, no service charge shall be made for any registration of transfer or for any exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of the Securities, other than exchanges pursuant to Section 3.4 or 13.7 not involving any transfer.

Unless otherwise provided as contemplated by Section 3.1, the Company shall not be required (i) to issue, register the transfer of, or exchange any of the Securities for a period beginning at the opening of business 15 days before any selection for redemption of the Securities of like tenor and of the series of which such Security is a part and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of the Securities of like tenor and of such series to be redeemed or (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The foregoing provisions of this Section 3.5 relating to registration, transfer and exchange may be modified, supplemented or superseded with respect to any series of the Securities by a Board Resolution or in one or more indentures supplemental hereto.

Section 3.6.           Replacement Securities.  If a mutilated Security is surrendered to the Trustee, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver a replacement Registered Security, if such surrendered Security was a Registered Security, of the same series, if the Trustee’s requirements are met.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security, a replacement Registered Security of the same series and Outstanding Principal Amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, its agents and counsel) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7.           Payment of Interest; Interest Rights Preserved.  (a) Unless otherwise provided as contemplated by Section 3.1, interest, if any, on any Registered Security which is scheduled to be paid, and is paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 12.2; provided, however, that at the option of the Company, interest on any series of Registered Securities on which interest is scheduled to be paid may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register of Holders of the Securities of such series or (ii) to a Holder of $1,000,000 or more in aggregate Outstanding Principal Amount of the Securities by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Securities of such series. Any payment of interest on the Securities must be made in the form of cash.

(b)           Subject to this Section 3.7 and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to any unpaid interest which were carried by such other Security, except to the extent that the Company has determined in its absolute discretion not to pay such interest or the Company is obliged not to pay such interest because another Payment Condition is not satisfied.

Section 3.8.           Persons Deemed Owners.  Prior to due presentment of any Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of Outstanding Principal Amount of and (subject to Section 3.7) interest, if any, and any other payments on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Notwithstanding the foregoing, with respect to any Security in global form, nothing herein shall prevent the Company or the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Security in global form or impair, as between such Depositary and owners of beneficial interests in such Security in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Security in global form.

Section 3.9.           Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and any Paying Agent shall forward to the Trustee any Securities surrendered to them for replacement, for registration of transfer, or for exchange or payment.  The Trustee shall cancel all Securities surrendered for replacement, for registration of transfer, or for exchange, payment, redemption or cancellation and may destroy canceled Securities and, if so destroyed, shall issue a certificate of destruction to the Company.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 3.10.         Computation of Interest.  Except as otherwise specified as contemplated by Section 3.1, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.11.         Currency and Manner of Payment in Respect of Securities.  (a) Unless otherwise specified with respect to any of the Securities pursuant to Section 3.1, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the Outstanding Principal Amount of, interest, if any, and other amounts, if any, on any Registered Security of such series will be made in the currency or currencies or currency unit or units in which such Registered Security is payable.  The provisions of this Section 3.11, including without limitation any defined terms specified herein, may be modified or superseded in whole or in part pursuant to Section 3.1 with respect to any of the Securities.

(b)           It may be provided pursuant to Section 3.1, with respect to Registered Securities of any series, that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of Outstanding Principal Amount of or interest, if any, on such Registered Securities in any of the currencies or currency units which may be designated for such election by delivering to the Trustee (or the applicable Paying Agent) a written election with signature guarantees and in the applicable form established pursuant to Section 3.1, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (or any applicable Paying Agent) for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date, and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which a notice of redemption has been given by or on behalf of the Company).  Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee (or any applicable Paying Agent) not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in Section 3.11(a).  The Trustee (or the applicable Paying Agent) shall notify the Company and the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate Outstanding Principal Amount of Registered Securities for which Holders have made such written election.

(c)           If the election referred to in paragraph (b) above has been provided for with respect to any Registered Securities of a series pursuant to Section 3.1, then, unless otherwise specified pursuant to Section 3.1 with respect to any such Registered Securities, not later than the fourth Business Day after the Election Date for each payment date for such Registered Securities, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the currency or currencies or currency unit or units in which Registered Securities of such series are payable, the respective aggregate amounts of Outstanding Principal Amount of and interest, if any, on such Registered Securities to be paid on such payment date, and specifying the amounts in such currency or currencies or currency unit or units so payable in respect of such Registered Securities as to which the Holders of Registered Securities denominated in any currency or currencies or currency unit or units shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for with respect to any Registered Securities of a series pursuant to Section 3.1, and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 3.1, on the second Business Day preceding such payment date the Company will deliver to the Trustee (or the applicable Paying Agent) an Exchange Rate Officers’ Certificate in respect of the Dollar, Foreign Currency or Currencies or other currency unit payments to be made on such payment date.  Unless otherwise specified pursuant to Section 3.1, the Dollar, Foreign Currency or Currencies or other currency unit amount receivable by Holders of Registered Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)           If a Foreign Currency Conversion Event occurs with respect to a Foreign Currency or any other currency unit in which any of the Securities are denominated or payable otherwise than pursuant to an election provided for pursuant to paragraph (b) above, then, unless otherwise specified pursuant to Section 3.1, with respect to each date for the payment of Outstanding Principal Amount of and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency or such other currency unit occurring after the last date on which such Foreign Currency or such other currency unit was used (the “Foreign Currency Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date (but such Foreign Currency or such other currency unit that was previously the currency of payment shall, at the Company’s election, resume being the currency of payment on the first such payment date preceded by 15 Business Days during which the circumstances which gave rise to the Dollar becoming such currency of payment no longer prevail).  Unless otherwise specified pursuant to Section 3.1, the Dollar amount to be paid by the Company to the Trustee or any applicable Paying Agent and by the Trustee or any applicable Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a Foreign Currency that is a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)           Unless otherwise specified pursuant to Section 3.1, if the Holder of a Registered Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit or in other currencies as provided in paragraph (b) above, and (i) a Foreign Currency Conversion Event occurs with respect to any such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election and (ii) if a Foreign Currency Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 3.11 (but, subject to any contravening valid election pursuant to paragraph (b) above, the elected payment currency or currency unit, in the case of the circumstances described in clause (i) above, or the payment currency or currency unit in the absence of such election, in the case of the circumstances described in clause (ii) above, shall, at the Company’s election, resume being the currency or currency unit of payment with respect to Holders who have so elected, but only with respect to payments on payment dates preceded by 15 Business Days during which the circumstances which gave rise to such currency or currency unit, in the case of the circumstances described in clause (i) above, or the Dollar, in the case of the circumstances described in clause (ii) above, becoming the currency or currency unit, as applicable, of payment, no longer prevail).

(f)            The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by the Exchange Rate Agent by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Foreign Currency Conversion Date.

(g)           The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and, subject to the provisions of paragraph (h) below, shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency (as each such term is defined in paragraph (h) below) into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)           For purposes of this Section 3.11, the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Foreign Currency Conversion Date, was a component currency of the relevant currency unit.

“Election Date” shall mean the Regular Record Date for the applicable series of Registered Securities as specified pursuant to Section 3.1 by which the written election referred to in Section 3.11(b) may be made.

“Euro” means the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended.

“Exchange Rate Agent,” when used with respect to the Securities of or within any series, shall mean, unless otherwise specified with respect to any of the Securities pursuant to Section 3.1, a New York Clearing House bank designated pursuant to Section 3.1 or Section 3.12.  In no event shall the Trustee serve as the Exchange Rate Agent.

“Exchange Rate Officer’s Certificate” shall mean a certificate setting forth (i) the applicable Market Exchange Rate or the applicable bid quotation and (ii) the Dollar or Foreign Currency amounts of Outstanding Principal Amount and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination Outstanding Principal Amount in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate or the applicable bid quotation, signed by any Authorized Officer or by any other Officer.

“Foreign Currency” shall mean any currency issued by the government or governments of one or more countries other than the United States or by any recognized confederation or association of such governments and shall include the Euro.

“Foreign Currency Conversion Event” shall mean the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit for the purposes for which it was established.

“Market Exchange Rate” shall mean, unless otherwise specified with respect to any of the Securities pursuant to Section 3.1, as of any date of determination, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.1 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent.  Unless otherwise specified with respect to any of the Securities pursuant to Section 3.1, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question (which may include any such bank acting as Trustee under this Indenture), or such other quotations as the Exchange Rate Agent shall deem appropriate.  Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which such Component Currency represented in the relevant currency unit on the Foreign Currency Conversion Date.  If after the Foreign Currency Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion.  If after the Foreign Currency Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency.  If after the Foreign Currency Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.  If, after the Foreign Currency Conversion Date of the relevant currency unit, a Foreign Currency Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Foreign Currency Conversion Date of such Component Currency.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee (and any applicable Paying Agent) and all Holders denominated or payable in the relevant currency, currencies or currency units.  The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.

In the event that the Company determines in good faith that a Foreign Currency Conversion Event has occurred with respect to a Foreign Currency, the Company will promptly give written notice thereof to the Trustee (or any applicable Paying Agent) and to the Exchange Rate Agent (and the Trustee (or such Paying Agent) will promptly thereafter give notice in the manner provided in Section 1.6 to the affected Holders) specifying the Foreign Currency Conversion Date.  In the event the Company so determines that a Foreign Currency Conversion Event has occurred with respect to any currency unit in which Securities are denominated or payable, the Company will promptly give written notice thereof to the Trustee (or any applicable Paying Agent) and to the Exchange Rate Agent (and the Trustee (or such Paying Agent) will promptly thereafter give notice in the manner provided in Section 1.6 to the affected Holders) specifying the Foreign Currency Conversion Date and the Specified Amount of each Component Currency on the Foreign Currency Conversion Date.  In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee (or any applicable Paying Agent) and to the Exchange Rate Agent.

The Trustee of the appropriate series of the Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

Section 3.12.         Appointment and Resignation of Exchange Rate Agent.  (a) Unless otherwise specified pursuant to Section 3.1, if and so long as the Securities of any series (i) are denominated in a currency or currency unit other than Dollars or (ii) may be payable in a currency or currency unit other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of the Securities, or as so required, at least one Exchange Rate Agent.  The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.11 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued currency or currencies or currency unit or units into the applicable payment currency or currency unit for the payment of Outstanding Principal Amount and interest, if any, pursuant to Section 3.11.

(b)           No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of the Securities accepting such appointment executed by the successor Exchange Rate Agent.

(c)           If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 3.1, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same currency or currencies or currency unit or units).

Section 3.13.         CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect or omission of such CUSIP numbers.  The Company will promptly notify the Trustee of any change in CUSIP numbers known to an Officer of the Company.

ARTICLE IV

STATUS OF THE SECURITIES

Section 4.1.           Acknowledgements.  Each Holder (including each holder of beneficial interests in a Security in global form) by its purchase or holding of a Security is deemed to acknowledge that:

(a)           the Company intends that the Securities constitute Additional Tier 1 Capital and be able to absorb losses at the point of non-viability of the Company or if the Company does not meet certain capital adequacy requirements as described in the Prudential Standards;

(b)           the Company’s obligations in respect of the Securities are subordinated (and senior only to its obligation to holders of Ordinary Shares) pursuant to Section 4.2 of this Indenture;

(c)           the Securities are perpetual and have no stated maturity date or other fixed redemption date; and

(d)           the Securities are subject to Conversion or Write-off pursuant to Articles V and VI.  There are two methods of loss absorption:

(i)            Conversion, subject to possible Write-off pursuant to Section 5.2 of this Indenture; or

(ii)           Write-off without Conversion pursuant to Section 5.2 of this Indenture.

Unless an indenture supplemental hereto for the Securities of any series specifies otherwise, the primary method of loss absorption will be Conversion, subject to possible Write-off pursuant to Section 5.2 of this Indenture.

Section 4.2.           Status and Subordination of Securities.  (a) Holders do not have any right to prove in a Winding-Up in Australia in respect of the Securities, except pursuant to Section 4.4 of this Indenture.

(b)           The Securities constitute direct and unsecured subordinated obligations of the Company and will rank for payment in a Winding-Up in Australia pursuant to Section 4.4 of this Indenture.

(c)           The Securities will not constitute protected accounts or deposit liabilities of the Company in Australia for the purposes of the Australian Banking Act.

Section 4.3.           Reserved.

Section 4.4.           Winding-Up.  In a Winding-Up in Australia Securities that have not been Converted or Written-off (or that have been partially Converted or Written Off) will be redeemable at their Outstanding Principal Amount and (a) neither the Trustee nor any Holder shall have any right or claim against the Company in respect of the principal of or interest, if any, on the Securities, to the extent any such Securities have been Converted or Written-off; and (b) the rights and claims of the Trustee or any Holder against the Company to recover any Outstanding Principal Amount or interest, if any, in respect of the Securities that have not been Converted or Written-off shall:

(i)            be subordinate to, and rank junior in right of payment to, the obligations of the Company to Senior Creditors (including in respect of any entitlement to interest under section 563B of the Australian Corporations Act) and all such obligations to Senior Creditors shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of such Securities;

(ii)           rank equally with the obligations of the Company to the Holders of other Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of the Company to holders of Equal Ranking Instruments; and

(iii)          rank prior to, and senior in right of payment to, the obligations of the Company to holders of Ordinary Shares.

Unless and until Senior Creditors have been paid in full, neither the Trustee nor any Holder will be entitled to claim in the Winding-Up in Australia in competition with Senior Creditors so as to diminish any payment which, but for that claim, Senior Creditors would have been entitled to receive.

In a Winding-Up in Australia, the Trustee and any Holder of Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off) will only be entitled to prove for any sums payable in respect of the Securities as a liability which is subject to prior payment in full of Senior Creditors so that the Holder receives, for each Security it holds, an amount equal to the amount it would have received if, in the Winding-Up, it had held an issued and fully paid Preference Share.  Holders waive in respect of any Security, to the fullest extent permitted by law, any right to prove in a Winding-Up in Australia as a creditor of the Company ranking for payment in any other manner.  Holders shall not be entitled to place the Company in administration or to seek the appointment of a receiver, receiver and manager, liquidator or provisional liquidator to the Company.  The Trustee and any Holder will have no further or other claim on the Company in a Winding-Up other than the claim for the Outstanding Principal Amount and interest, if any, as described above, and in the case of the Trustee, its claims under Section 9.8.

However, it is unlikely a Winding-Up of the Company will occur without a Trigger Event having occurred first and the Securities being Converted or Written-off.  In that event:

(i)                                     if the Securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

(ii)                                  if the Securities are Written-off, all rights in relation to the Securities will be terminated, and holders will not be paid the Outstanding Principal Amount or receive interest or have the right to have the Securities Converted into Ordinary Shares.  In such an event, a Holder’s investment in the Securities will lose all of its value and such Holder will not receive any compensation.

Section 4.5.           No Set-Off.  Neither the Company nor the Trustee or any Holder is entitled to set-off any amounts due in respect of the Securities held by the Holder against any amount of any nature owed by the Company to such Holder or by such Holder to the Company.

Section 4.6.           Non-Payment of Interest.  (a) Payments of interest on the Securities are within the absolute discretion of the Company and will be non-cumulative.  The payment of any interest on the Securities is subject to:

(i)            the Company’s absolute discretion;

(ii)           the interest payment not resulting in a breach of the Company’s capital requirements (on a Level 1 basis) or of the Group’s capital requirements (on a Level 2 basis) under the then current Prudential Standards at the time of the interest payment;

(iii)          the interest payment not resulting in the Company becoming, or being likely to become, insolvent for the purposes of the Australian Corporations Act; and

(iv)          APRA not otherwise objecting to the interest payment

((i) through (iv) above, each referred to as a “Payment Condition” and, collectively, as the Payment Conditions).

(b)           If all or any part of any interest payment is not paid because of this Section 4.6 or because of any applicable law:

(i)            the Company will have no liability to pay the unpaid amount of interest;

(ii)           neither Holders nor any other person will have a claim (including, without limitation, in a Winding-Up) or entitlement in respect of such non-payment;

(iii)          such non-payment will not constitute a breach of any conditions in this Indenture or the Securities, as described herein or in any indenture supplemental hereto;

(iv)          such non-payment will not give any Holders or any other person a right to apply for a Winding-Up, to place the Company in administration or to seek the appointment of a receiver, receiver and manager, liquidator or provisional liquidator to the Company or exercise any remedies in respect of the Securities; and

(v)           such non-payment will not constitute an event of default under the indenture (this Indenture does not contain any events of default).

Neither the Holders nor any other person shall have any rights to receive any additional interest or compensation as a result of such non-payment and any rights of the Holders to receive interest on the Outstanding Principal Amount of such Securities shall terminate mandatorily and automatically upon Conversion or Write-off as set forth under Section 5.2 of this Indenture.

Section 4.7.                                 Restrictions in the Case of Non-Payment of Interest.  (a) Subject to Section 4.7(b) of this Indenture, if for any reason an interest payment has not been paid in full on the relevant Interest Payment Date, the Company must not:

(i)                                     determine or pay any Dividends; or

(ii)                                  undertake any discretionary Buy Back or Capital Reduction,

unless the amount of the unpaid interest payment is paid in full within 20 Business Days of the relevant Interest Payment Date or:

(iii)                               the Securities have been Converted, Written-off or redeemed;

(iv)                              on a subsequent Interest Payment Date, an interest payment for the subsequent interest period is paid in full; or

(v)                                 a Special Resolution of the Holders has been passed approving such action,

and, in respect of the actions contemplated by paragraphs (iii), (iv) and (v) above, APRA does not otherwise object.

(b)                                 The restrictions in Section 4.7(a) of this Indenture do not apply in connection with:

(i)                                     any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants of the Company or any member of the Group; or

(ii)                                  the Company or any of its controlled entities (within the meaning of Section 50AA of the Australian Corporations Act) purchasing shares in the Company in connection with transactions for the account of customers of the Company or any of its controlled entities (within the meaning of Section 50AA of the Australian Corporations Act) or in connection with the distribution or trading of shares in the Company in the ordinary course of business (such distribution or trading of shares in the ordinary course of business is subject to the prior written approval of APRA); or

(iii)                               to the extent that at the time an interest payment has not been paid on the relevant Interest Payment Date, the Company is legally obliged to pay on or after that date a Dividend or complete on or after that date a Buy Back or Capital Reduction.

Section 4.8.                                 Clawback.  Each Holder (including each holder of beneficial interests in a Security in global form) by its purchase or holding of a Security is deemed to have irrevocably acknowledged and agreed that it or the Trustee will pay or deliver to the liquidator any payment or asset, whether voluntary or in any other circumstances, received by such Holder or the Trustee from or on account of the Company (including by way of credit, set-off or otherwise) or from any liquidator (or any provisional or other liquidator, receiver, manager or statutory manager of the Company) in violation of Section 4.2 of this Indenture.

Section 4.9.                                 Other Provisions.  Each Holder (including each holder of beneficial interests in a Security in global form) by its purchase or holding of a Security is deemed to have irrevocably acknowledged and agreed:

(a)                                 that the provisions of Sections 4.2 and 4.4 of this Indenture constitute a debt subordination for the purposes of section 563C of the Australian Corporations Act;

(b)                                 without limiting its rights existing otherwise than as a Holder, that it must not exercise its voting rights or other rights as an unsecured creditor in the Winding-Up of the Company in any jurisdiction until after all Senior Creditors have been paid in full or otherwise to defeat, negate or in any way challenge the enforceability of the subordination provisions of Sections 4.2 and 4.4 of this Indenture;

(c)                                  that the debt subordination effected by the provisions of Sections 4.2 and 4.4 of this Indenture are not affected by any act or omission of the Company or a Senior Creditor which might otherwise affect it at law or in equity; and

(d)                                 that it does not have, and waives to the maximum extent permitted by law, any entitlement to interest under section 563B of the Australian Corporations Act to the extent that a holder of a Preference Share would not be entitled to such interest.

No consent of any Senior Creditor shall be required for any amendment of the provisions of Sections 4.2 and 4.4 of this Indenture in relation to any Outstanding Securities.

ARTICLE V

TRIGGER EVENT, CONVERSION AND WRITE-OFF

Section 5.1.           Trigger Event.  (a) If a Trigger Event occurs, the Company must:

(i)                                     subject to the limitations of Section 5.3 of this Indenture, Convert; or

(ii)                                  if an indenture supplemental hereto for the Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion pursuant to Section 5.3 of this Indenture, Write-off:

(A)                               in the case of a Capital Trigger Event, subject to the provisions described in Section 5.1(b) of this Indenture, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security), such that the aggregate Outstanding Principal Amount of all of the Securities Converted or Written-off, together with the face value or outstanding principal amount of all other Relevant Securities converted, written-off or written-down as described in Section 5.1(b) of this Indenture, is sufficient to increase each relevant Common Equity Capital Ratio of the Company to above 5.125%, as determined by the Company in consultation with APRA; or

(B)                               if paragraph (a) of the definition of “Non-Viability Trigger Event” applies, subject to the provisions of Section 5.1(b) of this Indenture, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security), such that the aggregate Outstanding Principal Amount of all of the Securities Converted or Written-off, together with the face value or outstanding principal amount of all other Relevant Securities converted, written-off or written-down pursuant to Section 5.1(b) of this Indenture, is equal to the aggregate face value or outstanding principal amount of Relevant Securities which APRA has notified the Company must be converted, written-off or written-down (or, if APRA has not so notified the Company, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security), as is necessary to satisfy APRA that the Company will no longer be non-viable); or

(C)                               if paragraph (b) of the definition of “Non-Viability Trigger Event” applies, all of the Securities.

(b)                                 In determining the Securities, or percentage of the Outstanding Principal Amount of each Security, which must be Converted or Written-off pursuant to this Section 5.1, the Company will:

(i)                                     first, convert, write-off or write-down an amount of the face value or outstanding principal amount of any other Relevant Securities whose terms require them to be converted, written-off or written-down before Conversion or Write-off of the Securities; and

(ii)                                  second, if conversion, write-off or write-down of those Relevant Securities is not sufficient to satisfy the requirements of Section 5.1(a)(ii)(A) or 5.1(a)(ii)(B), as applicable, Convert or Write-off (in the case of the Securities) and convert, write-off or write-down (in the case of any other Relevant Securities), on a pro-rata basis or in a manner that is otherwise, in the Company’s opinion, fair and reasonable, the Outstanding Principal Amount of each Security and the outstanding principal amount of all other Relevant Securities whose terms require or permit them to be converted, written-off or written-down in that manner (subject to such adjustments as the Company may determine to take into account the effect on marketable parcels and the need to round to whole numbers of Ordinary Shares, the authorized denominations of any Security or other Relevant Securities remaining on issue, and the need to effect the conversion, write-off or write-down  immediately).  If the currency of the principal amount of such Relevant Securities is not Australian Dollars, the Company may for purposes of determining the amount of the principal amount to be converted, written-off or written-down, convert the principal amount to Australian Dollars at such rate of exchange as the Company in good faith considers reasonable, but such determination will not impede the immediate Conversion or Write-off of the relevant Securities or percentage of the Outstanding Principal Amount of each Security (as the case may be).

(c)                                  If a Trigger Event occurs:

(i)                                     the Securities or the percentage of the Outstanding Principal Amount of each Security determined pursuant to Section 5.1(b) of this Indenture shall be Converted or Written-off immediately upon the occurrence of the Trigger Event pursuant to Sections 5.1 and Article VI of this Indenture.  The Conversion or Write-off will be irrevocable;

(ii)                                  the Company is required to give notice to the Trustee and Holders of the affected Securities pursuant to Sections 1.6 and 3.8 of this Indenture and ASX as soon as practicable that a Trigger Event has occurred and that Conversion or Write-off has occurred on the Trigger Event Date;

(iii)                               the notice must specify (A) the Trigger Event Date, and the Securities which were or percentage of the Outstanding Principal Amount of each Security which was Converted or, if subject to Section 5.3 of this Indenture, Written-off, and (B) details of the Relevant Securities converted, written-off or written-down pursuant to Section 5.1(b) of this Indenture; and

(iv)                              in the case of Conversion, the notice must specify the details of the Conversion process, including any details which were taken into account in relation to the effect on marketable parcels and whole numbers of Ordinary Shares, and the impact on any of the Securities outstanding.

The Company’s failure to undertake any steps pursuant to Sections 5.1(c)(ii) to (iv) of this Indenture will not prevent, invalidate, delay or otherwise impede Conversion or Write-off.

(d)                                 If clause (a) of the definition of “Capital Trigger Event” applies, the Company must immediately notify APRA in writing of its determination.

Section 5.2.                                 Automatic Conversion or Write-off upon the Occurrence of a Trigger Event.  If a Trigger Event has occurred and all or some of the Securities are (or a percentage of the Outstanding Principal Amount of each Security is) required to be Converted or Written-off pursuant to Section 5.1 of this Indenture, then:

(a)                                 Conversion or Write-off of such Securities or percentage of the Outstanding Principal Amount of each Security will occur pursuant to Section 5.1 of this Indenture and, if applicable, Section 5.3 of this Indenture immediately upon the Trigger Event Date;

(b)                                 in the case of Conversion and subject to the provisions of Section 6.10 of this Indenture, each Holder of a Security that has been Converted in whole or in part pursuant to Section 5.1 of this Indenture will be entitled to (i) the Conversion Number of Ordinary Shares in respect of such Securities or the percentage of the Outstanding Principal Amount of each Security held by such Holder so Converted determined pursuant to Section 6.1 of this Indenture, and (ii) unless the Securities shall have been Converted or Written-off in full, to the Securities with an Outstanding Principal Amount equal to the aggregate of the remaining percentage of the Outstanding Principal Amount of each Security held by such Holder, and the Company shall recognize the Holder as having been issued the Conversion Number of Ordinary Shares in respect of such portion of Converted Securities for all purposes, in each case without the need for any further act or step by the Company, the Holder or any other person (and the Company shall, as soon as possible thereafter and without delay on its part, take any appropriate procedural steps to effect such Conversion, including updating the Ordinary Share register); and

(c)                                  a Holder of the Securities has no further right or claim in respect of such Securities or percentage of the Outstanding Principal Amount of each Security so Converted or Written-off (including to payments of the Outstanding Principal Amount and any interest), except such Holder’s entitlement, if any, to the Securities which have not been required to be Converted or Written-off or the Securities representing the Outstanding Principal Amount of such Securities which have not been required to be Converted or Written-off and, in the case of Conversion, subject to the provisions of Section 6.10 of this Indenture, to the Conversion Number of Ordinary Shares issuable pursuant to Article VI.

Section 5.3.                                 No Further Rights.  If (a) for any reason, Conversion of a Security (or a percentage of the Outstanding Principal Amount of each Security) required to be Converted under the provisions of Section 5.1 of this Indenture does not occur within five ASX Business Days after the Trigger Event Date; or

(b)                                 an indenture supplemental hereto for the Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion in accordance with the provisions of Section 5.3 of this Indenture, then:

(c)                                  the relevant rights and claims of Holders in relation to such Securities or the percentage of the Outstanding Principal Amount of such Securities to be Converted or Written-off (including to payments of interest and Outstanding Principal Amount and, in the case of Conversion, to be issued with the Conversion Number of Ordinary Shares in respect of such Securities or percentage of the Outstanding Principal Amount of each Security), are immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date (“Write-off”; “Written-off” shall have a corresponding meaning); and

(d)                                 the Outstanding Principal Amount of such Securities shall be reduced on the Trigger Event Date by the Outstanding Principal Amount of the Securities to be Converted or Written-off, as determined in accordance with the provisions of Sections 5.1(a) and (b) of this Indenture and any unpaid interest shall be correspondingly reduced.

Section 5.4.                                 Consent to Receive Ordinary Shares and Other Acknowledgements.  Subject to any Write-off required in accordance with the provisions of Section 5.3 of this Indenture, each Holder (including each holder of beneficial interests in a Security in global form) by its purchase or holding thereof shall be deemed to have irrevocably agreed that:

(a)                                 upon Conversion in accordance with the provisions of this Article V and Article VI of this Indenture, it consents to becoming a holder of Ordinary Shares and agrees to be bound by the constitution of the Company;

(b)                                 unless Section 6.10(b) applies, it (or the Holder’s Nominee on its behalf) is obliged to accept Ordinary Shares upon Conversion notwithstanding anything that might otherwise affect a Conversion of the Securities, including:

(i)                                     any change in the financial position of the Company since the issue of the Securities;

(ii)                                  any disruption to the market or potential market for Ordinary Shares or capital markets generally; or

(iii)                               any breach by the Company of any obligation in connection with the Securities;

(c)

(i)                                     Conversion is not subject to any conditions other than those expressly set forth in this Article V and Article VI of this Indenture;

(ii)                                  Conversion must occur immediately on the Trigger Event Date and Conversion may result in disruption or failures in trading or dealings in the Securities;

(iii)                               it will not have any rights to vote in respect of any Conversion (whether as a Holder or as a prospective holder of an Ordinary Share); and

(iv)                              notwithstanding the provisions of Section 6.9 of this Indenture, Ordinary Shares issued on Conversion may not be quoted at the time of Conversion or at all;

(d)                                 where the provisions of Section 5.3 of this Indenture apply, no other conditions or events will affect the operation of such provisions and it will not have any rights to vote in respect of any Write-off under such provisions; and

(e)                                  it has no remedies on account of the failure of the Company to issue Ordinary Shares in accordance with the provisions of Article 6 of this

Indenture other than, subject to the provisions of Section 5.3 of this Indenture, to seek specific performance of the Company’s obligation to issue Ordinary Shares.

Section 5.5.                                 Issue of Ordinary Shares of Successor Company.  If the Company shall cease to be the ultimate parent company of the Group and the successor company is an Approved Successor, the provisions of this Indenture may be amended in accordance with the provisions of Section 6.15 of this Indenture.

Section 5.6.                                 Scheduled Conversion.  The Company may provide for the scheduled Conversion of the Securities of a series in any indenture supplemental hereto for such series, provided always that scheduled Conversion must occur in accordance with the Prudential Standards.  For the avoidance of doubt, if any indenture supplemental hereto provides for scheduled Conversion, the conditions applying to scheduled Conversion as set forth and defined in such indenture supplement will not apply to Conversion as a result of a Trigger Event.

Section 5.7.                                 Conversion at the Option of the Company.  The Company may provide for the optional Conversion of the Securities of a series in any indenture supplemental hereto for such series, provided always that optional Conversion must occur in accordance with the Prudential Standards.  For the avoidance of doubt, if any indenture supplemental hereto provides for optional Conversion, the restrictions applying to optional Conversion as set forth and defined in such indenture supplement will not apply to Conversion as a result of a Trigger Event.

Section 5.8.                                 No Conversion at the Option of the Holders.  Holders do not have a right to request Conversion of their Securities at any time.

Section 5.9.                                 Priority of Early Conversion Obligations.  A Conversion or Write-off required because of a Trigger Event shall take place on the date, and in the manner set forth herein or in any indenture supplemental hereto, notwithstanding any other provision for Conversion, Write-off or redemption set forth herein or in such indenture supplement.

Section 5.10.                          No Rights before Conversion.  Before Conversion, a Security confers no rights on a Holder:

(a)                                 to vote at, or receive notices of, any meeting of shareholders (referred to as “members” under the Company’s constitution) of the Company;

(b)                                 to subscribe for new securities or to participate in any bonus issues of securities of the Company; or

(c)                                  to otherwise participate in the profits or property of the Company,

except as otherwise provided herein or in an indenture supplemental hereto for the Securities of any series.

Section 5.11.                          Trustee’s Rights upon Conversion or Write-off.  (a) By its acquisition of the Securities, each Holder (including each holder of beneficial interests in a Security in global form), to the extent permitted by law, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the Conversion or Write-off of the Securities other than for the Trustee’s gross negligence or willful misconduct.

(b)                                 Holders that acquire the Securities in the secondary market (including each holder of beneficial interests in a Security in global form) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the Conversion and Write-off of the Securities.

(c)                                  The Company’s obligation to indemnify and reimburse the Trustee under this Indenture shall survive Conversion and Write-off of the Securities.

(d)                                 Unless otherwise required by APRA, the parties hereto hereby agree that they will not amend, change or modify the rights, immunities, indemnities and protections of the Trustee relating to the Conversion and Write-off of the Securities without the Trustee’s written consent and that any such amendment, change or modification will be made in an amendment or supplement to this Indenture.

(e)                                  By its acquisition of the Securities, each Holder (including each holder of beneficial interests in a Security in global form) acknowledges and agrees that, upon Conversion or Write-off of the Securities, (i) the Trustee shall not be required to take any further directions from such Holder (or holder of beneficial interests in a Security in global form) either under the terms of the Securities or this Indenture unless secured or indemnified to its satisfaction by such Holder (or holder of beneficial interests in a Security in global form), (ii) it may not direct the Trustee to take any action whatsoever, including without limitation, any challenge to the Conversion or Write-off of the Securities or request to call a meeting or take any other action under the Indenture in connection with the Conversion or Write-off of the Securities unless secured or indemnified to its satisfaction by such Holder (or holder of beneficial interests in a Security in global form) and (iii) neither this Indenture nor the Securities shall impose any duties upon the Trustee whatsoever with respect to the Conversion or Write-off of the Securities.  Notwithstanding the foregoing, if, following the Conversion or Write-off of the Securities, any of the Securities remain outstanding, then the Trustee’s duties under this Indenture shall remain applicable with respect to the remaining Outstanding Securities which have not been so Converted or Written-off.

ARTICLE VI

PROCEDURES FOR CONVERSION

Section 6.1.                                 Conversion.  On the Conversion Date, subject to the provisions of Section 5.3 and Section 6.10 of this Indenture, the following provisions will apply:

(a)                                 The Company will allot and issue to each Holder the Conversion Number of Ordinary Shares for each Security.  The Conversion Number is, subject always to the Conversion Number being no greater than the Maximum Conversion Number, either (x) the number specified in, or determined in accordance with the relevant provisions in, an indenture supplemental hereto for the Securities of any series or, (y) if no Conversion Number and no such provisions are specified in any such indenture supplemental hereto, calculated according to the following formula:

Conversion Number for each Security	=

Outstanding Principal Amount of the Security (translated into Australian Dollars in accordance with paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the Conversion Date)

P x VWAP

where:

Outstanding Principal Amount has the meaning given to it in Section 1.1 of this Indenture, as adjusted in accordance with Section 6.13 of this Indenture.

P means the number specified in any indenture supplemental hereto.

VWAP means the VWAP during the VWAP Period.

and where

Maximum Conversion Number means a number calculated according to the following formula:

Maximum Conversion Number	=

Outstanding Principal Amount of the Security (translated into Australian Dollars in accordance with paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the ASX Business Day prior to the issue date of the Securities of a series)

Relevant Percentage x Issue Date VWAP

where:

Relevant Percentage means the number specified in any indenture supplemental hereto.

Outstanding Principal Amount has the meaning given to it in Section 1.1 of this Indenture, as adjusted in accordance with Section 6.13 of this Indenture.

If any of the Securities are Converted following a Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued.  In this case, the value of the Ordinary Shares received may (in the case of a Capital Trigger Event) and is likely to (in the case of a Non-Viability Trigger Event) be significantly less than the Outstanding Principal Amount of those Securities.  The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion.  In that case, the Maximum Conversion Number is more likely to apply.

(b)                                 Subject to the provisions of Section 6.10 of this Indenture, the rights of each Holder (including to payment of interest, if any, with respect to such Outstanding Principal Amount) in relation to each Security that is being Converted as determined in accordance with Sections 5.1(a) and (b) will be immediately and irrevocably written-off and terminated for an amount equal to the Outstanding Principal Amount of such Security to be Converted as determined in accordance with Section 5.1 of this Indenture and the Company will apply such Outstanding Principal Amount of each such Security to be so Converted to subscribe for the Ordinary Shares to be allotted and issued under Section 6.1(a).  Each Holder shall be deemed to have irrevocably directed that any amount scheduled to be paid under the provisions of this Section 6.1 is to be applied in accordance with this Section 6.1 without delay (notwithstanding any other terms and conditions described in this Indenture providing for payments to be delayed) and Holders do not have any right to payment in any other manner.

(c)                                  Any calculation under Section 6.1(a) shall, unless the context requires otherwise, be rounded to four decimal places provided that if the total number of Ordinary Shares to be allotted and issued to a Holder in respect of such Holder’s aggregate holding of the Securities includes a fraction of an Ordinary Share, that fraction of an Ordinary Share will not be issued or delivered on Conversion.

Section 6.2.                                 Adjustments to VWAP Generally.  For the purposes of calculating VWAP under the provisions of Section 6.1 of this Indenture:

(a)                                 where, on some or all of the ASX Business Days in the relevant VWAP Period, Ordinary Shares have been quoted on ASX as cum dividend or cum any other distribution or entitlement and the Securities shall be Converted into Ordinary Shares after that date and those Ordinary Shares will no longer carry that dividend or that other distribution or entitlement, then the VWAP on the ASX Business Days on which those Ordinary Shares have been quoted cum dividend or cum any other distribution or entitlement shall be reduced by an amount (the “Cum Value”), equal to:

(i)                                     in the case of a dividend or other distribution, the amount of that dividend or other distribution including, if the dividend or distribution is franked, the amount that would be included in the assessable income of a recipient of the dividend or other distribution who is a natural person resident in Australia under the Australian Tax Act;

(ii)                                  in the case of any entitlement that is not a dividend or other distribution for which adjustment is made under the provisions of Section 6.2(a)(i) of this Indenture which is traded on ASX on any of those ASX Business Days, the volume weighted average price of all such entitlements sold on ASX during the VWAP Period on the ASX Business Days on which those entitlements were traded (excluding trades of the kind that would be excluded in determining VWAP under the definition of that term); or

(iii)                               in the case of any entitlements for which adjustment is not made under the provisions of Sections 6.2(a)(i) or (ii) of this Indenture, the value of the entitlement as reasonably determined by the Company; and

(b)                                 where, on some or all of the ASX Business Days in the VWAP Period, Ordinary Shares have been quoted as ex dividend or ex any other distribution or entitlement, and the Securities will be Converted into Ordinary Shares which would be entitled to receive the relevant dividend, distribution or entitlement, the VWAP on the ASX Business Days on which those Ordinary

Shares have been quoted ex dividend or ex any other distribution or entitlement will be increased by the Cum Value.

Section 6.3.           Adjustments to VWAP for Capital Reconstruction.  (a) Where during the relevant VWAP Period there is a change to the number of Ordinary Shares on issue because the Ordinary Shares are reconstructed, consolidated, divided or reclassified (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares) (a “Reclassification”), into a lesser or greater number, the daily VWAP for each day in the VWAP Period which falls before the date on which trading in Ordinary Shares is conducted on a post Reclassification basis will be adjusted by multiplying such daily VWAP by the following formula:

A
B

where:

A means the aggregate number of Ordinary Shares immediately before the Reclassification; and

B means the aggregate number of Ordinary Shares immediately after the Reclassification.

(b)                                 Any adjustment made by the Company in accordance with the provisions of Section 6.3(a) of this Indenture will be effective and binding on Holders.

Section 6.4.                                 Adjustments to Issue Date VWAP Generally.  For the purposes of determining the Issue Date VWAP pursuant to Section 6.1 of this Indenture, adjustments will be made pursuant to Sections 6.2 and 6.3 of this Indenture during the period in which the Issue Date VWAP is determined.  On and from the issue date of the Securities of a series, adjustments to the Issue Date VWAP:

(a)                                 may be made by the Company in accordance with the provisions of Sections 6.5 and 6.6 and 6.7 of this Indenture; and

(b)                                 if so made, will be effective and binding on Holders; and

(c)                                  if adjustments are made in accordance with the provisions of Sections 6.5 and 6.6 and 6.7 of this Indenture, such adjustments will correspondingly affect the application of the conditions for scheduled Conversion and restrictions for optional Conversion as such conditions and restrictions may be set forth and defined in any indenture supplemental hereto and cause an adjustment to the Maximum Conversion Number.

Section 6.5.                                 Adjustments to Issue Date VWAP for Bonus Issues.  (a) Subject to the provisions of Sections 6.5(b) and 6.5(c) of this Indenture, if the Company makes a pro-rata bonus issue of Ordinary Shares to holders of Ordinary Shares generally (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), the Issue Date VWAP will be adjusted immediately in accordance with the following formula:

V = Vo x RD / (RD +RN)

where:

V means the Issue Date VWAP applying immediately after the application of this formula;

Vo means the Issue Date VWAP applying immediately prior to the application of this formula;

RD means the number of Ordinary Shares on issue immediately prior to the allotment of new Ordinary Shares pursuant to the bonus issue; and

RN means the number of Ordinary Shares issued pursuant to the bonus issue.

(b)                                 The adjustment set forth in Section 6.5(a) of this Indenture does not apply to Ordinary Shares issued as part of a bonus share plan, employee or executive share plan, executive option plan, share top up plan, share purchase plan or a dividend reinvestment plan.

(c)                                  For the purpose of this Section 6.5, an issue will be regarded as a bonus issue notwithstanding that the Company does not make offers to some or all holders of Ordinary Shares with registered addresses outside Australia, provided that in so doing the Company is not in contravention of the ASX Listing Rules.

(d)                                 No adjustments to the Issue Date VWAP will be made under this Section 6.5 for any offer of Ordinary Shares not covered by Section 6.5(a) above, including a rights issue or other essentially pro rata issues.

(e)                                  The fact that no adjustment is made for an issue of Ordinary Shares except as covered by Section 6.5(a) above shall not in any way restrict the Company from issuing Ordinary Shares at any time on such terms as it sees fit nor require any consent or concurrence of any Holders.

(f)                                   Any adjustment made by the Company in accordance with Section 6.5(a) above will be effective and binding on Holders.

Section 6.6.                                 Adjustments to Issue Date VWAP for Capital Reconstruction.  (a) If at any time after the issue date of the Securities of a series there is a change to the number of Ordinary Shares on issue because of a Reclassification (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares) into a lesser or greater number, the Issue Date VWAP will be adjusted by multiplying the Issue Date VWAP applicable on the ASX Business Day immediately before the date of any such Reclassification by the following formula:

A
B

where:

A means the aggregate number of Ordinary Shares on issue immediately before the Reclassification; and

B means the aggregate number of Ordinary Shares on issue immediately after the Reclassification.

(b)                                 Any adjustment made by the Company in accordance with Section 6.6(a) above will be effective and binding on Holders.

(c)                                  Each Holder acknowledges that the Company may, consolidate, divide or reclassify Ordinary Shares so that there is a lesser or greater number of Ordinary Shares at any time in its absolute discretion without any such action requiring any consent or concurrence of any Holders.

Section 6.7.                                 No Adjustment to Issue Date VWAP in Certain Circumstances.  Notwithstanding the provisions of Section 6.5 of this Indenture, no adjustment will be made to the Issue Date VWAP where such adjustment (expressed in Australian dollars and cents and rounded to the nearest whole cent with A$0.005 being rounded upwards) would be less than one per cent of the Issue Date VWAP then in effect.

Section 6.8.                                 Announcement of Adjustment to Issue Date VWAP.  The Company shall notify any adjustment to the Issue Date VWAP made as set forth in this Article VI to ASX and to the Trustee and to the Holders pursuant to Sections 1.6 and 3.8 of this Indenture within 10 ASX Business Days of the Company determining the adjustment and the adjustment will be final and binding.

Section 6.9.                                 Status and Listing of Ordinary Shares.  (a) Ordinary Shares issued or arising from Conversion will rank equally with, and will have the same rights as, all other fully paid Ordinary Shares provided that the rights attaching to the Ordinary Shares issued or arising from Conversion do not take effect until 5.00 pm (Sydney time) on the Conversion Date (or such other time as required by APRA).  The Holders agree not to trade Ordinary Shares issued upon Conversion (except as permitted by the Australian Corporations Act, other applicable laws, the ASX Listing Rules or any listing rules of any applicable Recognized Exchange) until the Company has taken such steps as are required by the Australian Corporations Act, other applicable laws, the ASX Listing Rules, or any listing rules of any applicable Recognized Exchange, for the Ordinary Shares to be freely tradable without further disclosure or other action and agree to allow the Company to impose a holding lock or to refuse to register a transfer in respect of Ordinary Shares until such time.

(b)                                 The Company shall use all reasonable endeavors to list the Ordinary Shares issued on Conversion of the Securities on ASX and to take all such actions necessary for the Ordinary Shares so issued to become freely tradable without further disclosure or other action as referred to in Section 6.9(a) of this Indenture.

Section 6.10.                          Conversion; Receipt of Ordinary Shares; where the Holder does not wish to receive Ordinary Shares; Holders’ Nominee.  (a) Where some or all of the Securities of a series (or a percentage of the Outstanding Principal Amount of a Security) are required to be Converted pursuant to Section 5.1, a Holder or portion thereof that are subject to Conversion wishing to receive Ordinary Shares must, no later than the Trigger Event Date (or, in the case where Section 6.10(b)(vii) of this Indenture applies, within 30 days of the date on which Ordinary Shares are issued upon such Conversion), have provided to the Company or (if then appointed) the Holders’ Nominee a notice setting out:

(i)                                     its name and address (or the name and address of any person in whose name it directs the Ordinary Shares to be issued) for entry into any register of title and receipt of any certificate or holding statement in respect of any Ordinary Shares;

(ii)                                  the security account details of such Holder in the Clearing House Electronic Subregister System of Australia, operated by ASX or its affiliates or successors (“CHESS”), or such other account to which the Ordinary Shares may be credited; and

(iii)                               such other information as is reasonably requested by the Company for the purposes of enabling it to issue the Ordinary Shares to the Holder.

The Company shall have no duty to seek or obtain from any such Holder any of the information required to be submitted pursuant to this Section 6.10(a).

(b)                                 If a Security or a portion thereof is required to be Converted and:

(i)                                     the Holder has notified the Company that it does not wish to receive Ordinary Shares as a result of the Conversion (whether entirely or to the extent specified in the notice), which notice may be given at any time on or after the issue date of the Securities of a series and no less than 15 Business Days prior to the Trigger Event Date;

(ii)                                  the Security is held by a Foreign Holder or an Ineligible Holder;

(iii)                               the Holder is a Clearing System Holder;

(iv)                              for any reason (whether or not due to the fault of the Holder) the Company has not received the information required by Section 6.10(a) of this Indenture prior to the Trigger Event Date and the lack of such information would prevent the Company from issuing the Ordinary Shares to the Holder on the Trigger Event Date; or

(v)                                 a FATCA Withholding is required to be made in respect of the Ordinary Shares issued upon Conversion,

then, on the Trigger Event Date:

(vi)                              where Sections 6.10(b)(i) or 6.10(b)(ii) of this Indenture apply, the Company shall issue the Ordinary Shares to the Holder only to the extent (if at all) that:

(A)                               where Section 6.10(b)(i) of this Indenture applies, the Holder has subsequently notified the Company that it wishes to receive them (provided that the Company shall have no obligation to comply with any notification received after the Trigger Event Date); and

(B)                               where Section 6.10(b)(ii) of this Indenture applies, the Company is satisfied that the laws of both the Commonwealth of Australia and the Foreign Holder’s country of residence permit the unconditional issue of Ordinary Shares to the Foreign Holder or the laws of the country in respect of which the Holder would otherwise be an Ineligible Holder will be complied with in respect of the issue of Ordinary Shares to the Ineligible Holder (but as to which, in either case, the Company is not bound to enquire and any decision is in its sole discretion), and to the extent the Company is not required to issue Ordinary Shares directly to the Holder, the Company will issue the balance of the Ordinary Shares to the Holders’ Nominee in accordance with Section 6.10(b)(vii) of this Indenture;

(vii)                           otherwise, subject to applicable law, the Company will issue the balance of Ordinary Shares in respect of the Holder to a competent nominee (which may not be the Company or any of its Related Entities) (the “Holders’

Nominee”) and will promptly notify such Holder of the name of and contact information for the Holders’ Nominee and the number of Ordinary Shares issued to the Holders’ Nominee on its behalf and, subject to applicable law and:

(A)                               subject to Section 6.10(b)(vii)(B) of this Indenture, the Holders’ Nominee will as soon as reasonably possible and no later than 35 days after issue of the Ordinary Shares sell those Ordinary Shares and pay a cash amount equal to the net proceeds received, after deducting any applicable brokerage fees, stamp duty and other taxes (including, without limitation, FATCA Withholding) and charges, to the Holder, in each case arising in connection with the issuance or sale of such Ordinary Shares, and each Holders’ Nominee shall use the proceeds from such sale to pay any such fees, duties, taxes, charges and any FATCA Withholding arising in connection with such issuance or sale; and

(B)                               where Sections 6.10(b)(iii) or 6.10(b)(iv) of this Indenture apply, the Holders’ Nominee will hold such Ordinary Shares and will transfer Ordinary Shares to such Holder (or, where Section 6.10(b)(iii) of this Indenture applies, the person for whom the Clearing System Holder holds the Securities) promptly after such person provides the Holders’ Nominee with the information required to be provided by such Holder (as if a reference to the Company is a reference to the Holders’ Nominee and a reference to the issue of Ordinary Shares is a reference to the transfer of Ordinary Shares) but only where such information is provided to the Holders’ Nominee within 30 days of the date on which Ordinary Shares are issued to the Holders’ Nominee upon Conversion of such Securities and, where such Holder fails to provide the Holders’ Nominee with the information required to be provided by such Holder, the Holders’ Nominee will sell the Ordinary Shares and pay the proceeds to such person in accordance with Section 6.10(b)(vii)(A) of this Indenture;

(viii)                        nothing in this Section 6.10(b) shall affect the Conversion of the Securities of a Holder who is not a person to which any of Sections 6.10(b)(i) to 6.10(b)(v) of this Indenture (inclusive) described in this Section 6.10 applies; and

(ix)                              for the purpose of this Section 6.10(b), neither the Company nor the Holders’ Nominee shall owe any obligations or duties to the Holders in relation to the price at which Ordinary Shares are sold or shall have any liability for any loss suffered by a Holder as a result of the sale of Ordinary Shares.

(c)                                  Subject to Section 5.3, if, in respect of a Conversion of the Securities where Section 6.10(b)(vii) of this Indenture applies, the Company fails to issue the Conversion Number of Ordinary Shares in respect of the Securities or percentage of the relevant Outstanding Principal Amount of such Securities on the Trigger Event Date to any Holders’ Nominee, a Holder has no further right or claim in respect of such Securities or the relevant portion thereof that is subject to Conversion except such Holder’s entitlement to the Ordinary Shares issued upon Conversion to the Holders’ Nominee and to receive the Ordinary Shares or the proceeds from their sale pursuant to Section 6.10(b) of this Indenture, and such Holder has no remedies on account of the Company’s failure to issue Ordinary Shares other than as is provided in Section 5.4(e) of this Indenture.  For the avoidance of doubt, if in respect of a Conversion of the Securities where Section 6.10(b)(vii) applies, a Write-off occurs under Section 5.3, a Holder has no further right or claim in respect of such Securities or the relevant portion thereof that is subject to Conversion (including that such Holder has no entitlement to Ordinary Shares nor any right to seek specific performance of the Company’s obligation to issue Ordinary Shares as is provided in Section 5.4(e) of this Indenture).

Section 6.11.                          Conversion or Write-off if Amounts Not Paid.  Conversion or Write-off may occur even if an amount shall not have been paid to a Holder due to the Company’s inability to satisfy the Payment Conditions of Section 4.6 of this Indenture.

Section 6.12.                          Conversion or Write-off After Winding-Up Commences.  If an order is made by a court, or an effective resolution is passed, for a Winding-Up, and a Trigger Event occurs, then Conversion or Write-off shall occur (subject to the provisions of Section 5.3 of this Indenture) in accordance with the provisions of Sections 5.1 and 5.2 of this Indenture.

Section 6.13.                          Conversion or Write-off of a Percentage of Outstanding Principal Amount.  If in accordance with the provisions of Section 5.1 of this Indenture, a percentage of the Outstanding Principal Amount of each Security of a series is required to be Converted or Written-off upon the occurrence of a Trigger Event, then this Article VI will apply to the Conversion or Write-off as if references to the Outstanding Principal Amount of each Security were references to the relevant percentage of the Outstanding Principal Amount of each Security to be Converted or Written-off.

Section 6.14.                          Amendment of Terms and Conditions Relating to Conversion for Approved Successor.  (a) If:

(i)                                     it is proposed that the Company be replaced as the ultimate parent company of the Group by an Approved Successor (the “Replacement”); and

(ii)                                  the Approved Successor agrees to expressly assume, by supplemental indenture hereto, the Company’s obligations in respect of the Securities for the benefit of Holders under which it agrees (among other things):

(A)                               to deliver fully paid ordinary shares in the capital of the Approved Successor (the “Approved Successor Shares”), under all circumstances when the Company would have otherwise been obliged to deliver Ordinary Shares on a Conversion, subject to the same terms and conditions set forth in this Indenture, as amended in accordance with the provisions of this Section 6.14; and

(B)                               to use all reasonable endeavors and furnish all such documents, information and undertakings as may be reasonably necessary in order to procure quotation of the Approved Successor Shares issued under the terms and conditions of this Indenture on the stock exchanges on which the other Approved Successor Shares are quoted at the time of a Conversion, the Company may, with APRA’s prior written approval, but without the authority, assent or approval of Holders, give a notice (an “Approved Replacement Notice”), to Holders pursuant to Sections 1.6 and 3.8 of this Indenture (which, if given, must be given as soon as practicable before the Replacement and in any event no later than 10 ASX Business Days before the Replacement occurs).

(b)                                 An Approved Replacement Notice must specify the amendments to the terms and conditions of the Securities which will be made in accordance with the provisions of this Section 6.14, being those amendments which in the Company’s reasonable opinion are necessary, expedient or appropriate to effect the substitution of the Approved Successor as the debtor in respect of the Securities and the issuer of ordinary shares on Conversion (including such amendments as are necessary, expedient or appropriate for the purposes of complying with the provisions of Chapter 2L of the Australian Corporations Act where the Approved Successor is not an authorized deposit-taking institution under the Australian Banking Act) or which are necessary, expedient or convenient in relation to taxes where the Approved Successor is incorporated outside Australia.

(c)                                  An Approved Replacement Notice, once given, shall be irrevocable.

(d)                                 If the Company gives an Approved Replacement Notice to Holders in accordance with the provisions of Section 6.14(a) of this Indenture, then with effect on and from the date specified in the Approved Replacement Notice:

(i)                                     the Approved Successor shall assume all of the obligations of, and succeed to, and be substituted for, and may exercise every right and power of, the Company in respect of the Securities with the same effect as if the Approved Successor had been the original issuer of the Securities;

(ii)                                  the Company (or any corporation which has previously assumed the obligations of the Company) shall be released from its liability in respect of the Securities; and

(iii)                               references to the Company herein shall be deemed to be references to the Approved Successor and references to Ordinary Shares herein shall be deemed to be references to Approved Successor Shares.

(e)                                  If the Company gives an Approved Replacement Notice in accordance with the provisions of Section 6.14(a) of this Indenture, then each Holder (including each holder of beneficial interests in a Security in global form) by its purchase or holding of a Security shall be deemed to have irrevocably consented to becoming a member of the Approved Successor in respect of Approved Successor Shares issued on Conversion and to have agreed to be bound by the constitution or other organizational documents of the Approved Successor.

(f)                                   The Company shall not be permitted to issue an Approved Replacement Notice unless:

(i)                                     APRA is satisfied that the capital position of the Company on a “Level 1 basis” and “Level 2 basis” in accordance with the Prudential Standards shall not be adversely affected by the Replacement; or

(ii)                                  the Approved Successor or another entity which is not a Related Entity of the Company (other than an entity which is a direct or indirect parent entity of the Company) and is approved by APRA subscribes for Ordinary Shares or other capital instruments acceptable to APRA in such amount as may be necessary, or takes other steps acceptable to APRA to ensure that the capital position of the Company on a “Level 1 basis” and “Level 2 basis” in accordance with the Prudential Standards shall not be adversely affected by the Replacement, including, if required by APRA or the Prudential Standards, undertaking any capital injection in relation to the Company to replace the Securities.

Any capital injection carried out pursuant to the provisions of Section 6.14(f)(ii) of this Indenture must:

(A)                               be unconditional;

(B)                               occur simultaneously with the substitution of the Approved Successor; and

(C)                               be of equal or better quality capital and at least the same amount as the Securities, unless otherwise approved by APRA in writing.

The foregoing provisions of this Section 6.14 shall not prevent the Company from proposing, or limit, any scheme of arrangement or other similar proposal that may be put to Holders or the Company’s members.

Section 6.15.                          Power of Attorney.  By holding a Security, each such Holder is deemed to irrevocably appoint each of the Company, its directors or authorized signatories and any of the Company’s liquidators or administrators (each an “Attorney”) severally to be the attorney of such Holder with power in the name and on behalf of such Holder to sign all documents and transfers and do any other thing as may in the Attorney’s opinion be necessary or desirable to be done in order to give effect to, or for such Holder to observe or perform such Holder’s obligations under, the provisions of Articles V and VI.  Such power of attorney is given for valuable consideration and to secure the performance by such Holder of such Holder’s obligations under the provisions of Articles V and VI and is irrevocable.

Section 6.16.                          Cancellation.  All of the Securities so Converted or Written-off shall forthwith be canceled and may not be re-issued or resold.

Section 6.17.                          Calculations.  For the avoidance of doubt, any and all calculations relating to the Conversion or Write-off of the Securities and any adjustments thereto shall be performed by, or on behalf of, the Company and the Holders shall direct any questions or concerns regarding such calculations to the Company or Persons performing such calculations or adjustments. In no event shall the Trustee be required to perform such calculations unless otherwise agreed.

ARTICLE VII

SATISFACTION AND DISCHARGE

Section 7.1.                                 Termination of Company’s Obligations Under the Indenture.  This Indenture shall upon Company Request cease to be of further effect with respect to the Securities of, or within, any series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities when the Company has delivered to the Trustee for cancellation all the Securities of, or within, that series.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under Section 9.8, the obligations of the Company to any Authenticating Agent under Section 9.13, the obligations of the Trustee under the last paragraph of Section 12.3 shall survive.

Section 7.2.                                 Repayment to Company.  The Trustee (and any Paying Agent) shall promptly pay to the Company upon Company Request any excess money held by them at any time.  Such Company Request shall specifically set forth the amount of such excess and the Trustee shall be fully protected and shall incur no liability in reliance on such Company Request.

ARTICLE VIII

RESERVED

Section 8.1.                                 Reserved.

ARTICLE IX

THE TRUSTEE

Section 9.1.                                 Rights, Duties and Responsibilities of Trustee.  Subject to the provisions of the Trust Indenture Act:

(a)                                 In the absence of bad faith on its part, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 3.3, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(c)                                  Before the Trustee acts or refrains from acting, it may consult with counsel and/or require an Officers’ Certificate.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the advice of counsel acceptable to the Company and the Trustee, a certificate of an Officer or Officers delivered pursuant to Section 1.2, an Officers’ Certificate or an Opinion of Counsel.

(d)                                 The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(e)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion or rights or powers.

(f)                                   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this clause (f) does not limit the effect of Section 9.1(c);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by an Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it take or omits to take hereunder pursuant to the direction of a requisite percentage of Holders as set forth herein.

(g)                                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney.

(i)                                     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(j)                                    In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, that the Trustee may not be relieved from any liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 9.2.                                 Trustee May Hold Securities.  The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, an Affiliate or Subsidiary with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 9.3.                                 Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 9.4.                                 Trustee’s Disclaimer.  The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, except that the Trustee represents and warrants that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and thereunder; that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied or to be supplied to the Company in connection with the registration of any of the Securities are and will be true and accurate subject to the qualifications set forth therein; and that such Statement complies and will comply in all material respects with the requirements of the Trust Indenture Act and the Securities Act.  The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture.

Section 9.5.                                 Reserved.

Section 9.6.                                 Reports by Trustee to Holders.  Within 60 days after each May 15 of each year commencing with the first May 15 after the first issuance of the Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by and in compliance with Section 313(a) of the Trust Indenture Act.  A copy of each report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company, as provided in Section 313(d) of the Trust Indenture Act.  The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

Section 9.7.                                 Security Holder Lists.  The Trustee shall, in compliance with Section 312(a) of the Trust Indenture Act, preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Securities of each series.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee within 14 days after each Regular Record Date, and at such other times as the Trustee may request in writing, within 5 Business Days of such request, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of the Securities of each such series.

Section 9.8.                                 Compensation and Indemnity.  (a) The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee may agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable expenses, disbursements and advances incurred by it in connection with the performance of its duties under this Indenture, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense (including taxes other than taxes based upon, measured by or determined by the income of the Trustee), including the costs and expenses of defending itself against any third-party claim, incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder (collectively, “Claims”).  The Trustee shall notify the Company promptly of any Claim for which it may seek indemnity.  The Company shall defend the Claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent; provided that such consent shall not be unreasonably withheld.

(c)                                  The Company need not reimburse any expense, disbursement or advance or indemnify against any Claim incurred by the Trustee through negligence or bad faith.

(d)                                 To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay Outstanding Principal Amount of and interest, if any, on particular Securities.

(e)                                  The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 9.9.                                 Replacement of Trustee.  (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in Section 9.10.

(b)                                 The Trustee may resign at any time with respect to the Securities of any series by giving written notice thereof to the Company at least 60 days prior to such resignation.  If the instrument of acceptance by a successor Trustee required by Section 9.10 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)                                  The Holders of a majority in aggregate Outstanding Principal Amount of the Securities of any series may remove the Trustee with respect to that series by so notifying the Trustee and the Company in writing of such removal at least 60 days prior to such removal and may appoint a successor Trustee for such series with the Company’s consent.

If an instrument of acceptance by a successor Trustee required by Section 9.10 shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d)                                 If at any time:

(1)                                 the Trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(2)                                 the Trustee shall cease to be eligible under Section 9.11 hereof or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

(3)                                 the Trustee becomes incapable of acting, is adjudged a bankrupt or an insolvent or a receiver or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to all of the Securities or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the

Trustee with respect to all of the Securities and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee resigns or is removed or becomes incapable of acting or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 9.10.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in Outstanding Principal Amount of the Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 9.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 9.10, then, subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

Section 9.10.                          Acceptance of Appointment by Successor.  (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 9.8 of this Indenture.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all of the Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

(e)                                  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders in Section 1.6.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 9.11.                          Eligibility; Disqualification.  There shall at all times be a Trustee hereunder with respect to each series of the Securities (which need not be the same Trustee for all series).  Each Trustee hereunder shall be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  To the extent permitted by the Trust Indenture Act, any Trustee hereunder shall not be deemed to have a conflicting interest by virtue of being the trustee or acting in such other specified capacity under (i) the Senior Indenture, dated as of July 1, 1999, between the Company and The Bank of New York Mellon, as trustee, as amended (ii) the 8% New Zealand-dollar denominated junior subordinated convertible debentures, issued by the Company acting through its branch located in Wellington, New Zealand pursuant to the Junior Subordinated Indenture; (iii) the Amended and Restated Fiscal Agency Agreement, dated as of November 18, 2008, between the Company and The Bank of New York Mellon, as fiscal agent, as amended; (iv) the Issuing and Paying Agency Agreement, dated as of September 29, 1989, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as amended; and (v) the Second Amended and Restated Subordinated Indenture between the Company and The Bank of New York Mellon, dated November 9, 2016.

Section 9.12.                          Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any of the Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 9.13.                          Appointment of Authenticating Agent.  The Trustee shall initially be the Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate the Securities of such series issued upon original issue exchange, registration of transfer or partial redemption thereof, and the Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of the Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and, except as may otherwise be provided pursuant to Section 3.1, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any series of the Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company.  The Trustee for any series of the Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of the Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.6.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time such reasonable compensation as the Company and such Authenticating Agent agree in writing from time to time including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By

as Authenticating Agent

By

Authorized Signature

Section 9.14.                          Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 9.15.                          FATCA.  The Company agrees that if the Securities do not qualify as “grandfathered obligations” within the meaning of Section 1.1471-2(b)(2)(i)(B) of the Treasury Regulations, it will use commercially reasonable efforts to provide to the Trustee information reasonably requested by the Trustee about the source and character for U.S. federal income tax purposes of any payments to be made pursuant to the Indenture or the Securities as is necessary to enable the Trustee to determine whether or not the Trustee is obligated to make any deduction or withholding from such payments pursuant FATCA.  For the avoidance of doubt, the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with applicable law (including FATCA) and shall not have any liability with respect to such withholding or deductions. The terms of this section shall survive the termination of the Indenture.

ARTICLE X

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

Section 10.1.                          Consolidation, Merger or Sale of Assets Permitted.  The Company may not merge or consolidate with or into any other Person or sell, convey or transfer all or substantially all of its assets to any Person, unless (i) (A) in the case of such merger or consolidation, the Company is the surviving Person or (B) the Person formed by such consolidation or into which the Company is merged, or the Person that acquires by sale, conveyance or transfer, the assets of the Company expressly assumes by supplemental indenture delivered to the Trustee all the obligations of the Company under the Securities and under this Indenture and (ii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, conveyance or transfer complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.  In the event of the assumption by a successor Person of the obligations of the Company as provided in clause (i)(B) of the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Company hereunder and under the Securities and all such obligations of the Company shall terminate.  Notwithstanding the above, nothing herein will prevent the Company from consolidating with or merging into any other person or conveying, transferring or leasing its properties and assets substantially as an entirety to any person, or from permitting any person to consolidate with or merge into the Company or to convey, transfer or lease its properties and assets substantially as an entirety to the Company where such consolidation, merger, transfer or lease is:

(iii)                               required by APRA (or any statutory manager or similar official appointed by it) under law and prudential regulation applicable in the Commonwealth of Australia (including, without limitation, the Australian Banking Act or the Financial Sector (Business Transfer and Group Restructure) Act 1999 of Australia, which terms, as used herein, include any amendments thereto, rules thereunder and any successor laws, amendments and rules)); or

(iv)                              determined by the board of directors of the Company or by APRA (or any statutory manager or similar official appointed by it) to be necessary in order for the Company to be managed in a sound and prudent manner or for the Company or APRA (or any statutory manager or similar official appointed by it) to resolve any financial difficulties affecting the Company, in each case in accordance with prudential regulation applicable in the Commonwealth of Australia.

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 11.1.                          Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities (with such changes herein and therein as may be necessary or advisable to reflect such Person’s legal status, if such Person is not a corporation); or

(2)                                 to add to the covenants of the Company for the benefit of the Holders of all or any series of the Securities (and if such covenants are to be for the benefit of less than all series of the Securities, stating that such covenants, for which a grace period may be provided, are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act or otherwise; or

(3)                                 to add to or change any provisions of this Indenture or any of the Securities to such extent as shall be necessary to facilitate the issuance of the Securities in global form, or to alter the terms of the Securities to align them with any Relevant Securities issued after the date of such Securities, provided that such alteration is not materially prejudicial to the interests of the Holders of the Securities as a whole; or

(4)                                 to change or eliminate any provisions of this Indenture, provided that any such change or elimination shall become effective only with respect to any series of the Securities which has not been issued as of the execution of such supplemental indenture or when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(5)                                 to establish the form or terms of the Securities of any series as permitted by Sections 2.1 and 3.1; or

(6)                                 to provide for the delivery of indentures supplemental hereto or the Securities of any series in or by means of any computerized, electronic or other medium, including without limitation by pdf or email; or

(7)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Article IX; or

(8)                                 to maintain qualification of this Indenture under the Trust Indenture Act; or

(9)                                 to correct or supplement any provision herein which may be inconsistent with any other provision herein or to cure any ambiguity or omission or to correct any mistake, provided that any such action shall not adversely affect the interests of the Holders of the Securities of any series; or

(10)                          to modify the provisions of Article IV (except, with respect to any Outstanding Securities of any series, to the extent prohibited by Section 11.2(6)); or

(11)                          to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of the Securities of any series;

provided, however, that without the prior written consent of APRA, a supplemental indenture under this Section may not make any change to the Indenture or any supplemental indenture that may affect the eligibility of any Outstanding Securities of any series to continue to qualify as Additional Tier 1 Capital.

Subject to receiving APRA’s prior written approval, and without the approval of Holders, the Company may, by Branch Change Notice, change the branch through which it acts in respect of the Securities to another branch of the Company in any jurisdiction, including in Australia, with effect from the date specified in the notice.  The Company will not change the branch through which it acts in respect of the Securities to a branch in a jurisdiction where it would be illegal by the laws of that jurisdiction to have the Securities on issue or to perform its obligations in respect of the Securities.  A Holder has no right to require the Company to change the branch through which it acts in respect of the Securities to another branch of the Company.

Section 11.2.                          With Consent of Holders.  With the written consent of the Holders of not less than a majority of the aggregate Outstanding Principal Amount of the Securities of each series adversely affected by such supplemental indenture (with the Securities of each series voting as a class), the Company and the Trustee may enter into an indenture or indentures supplemental hereto to add any provisions to or to change or eliminate any provisions of this Indenture or of any other indenture supplemental hereto or to modify the rights of the Holders of each such series; provided, however, that without the prior written consent of APRA, a supplemental indenture under this Section may not make any change to the Indenture or any supplemental indenture that may affect the eligibility of any Outstanding Securities of any series to continue to qualify as Additional Tier 1 Capital; and provided further, however, that without the consent of the Holder of each Outstanding Security affected thereby, a supplemental indenture under this Section may not:

(1)                                 change the currency in which such Security is payable;

(2)                                 change the date scheduled for any payment of Outstanding Principal Amount upon redemption (subject to APRA’s prior written approval, which may or may not be given), or interest, if any, on any Security;

(3)                                 other than in accordance with the terms of the Securities of that series, reduce the Outstanding Principal Amount of, or interest rate on, any Security of that series or change the methodology for determining any reset provisions relating to the interest rate on any Security of that series;

(4)                                 impair the right to institute suit for the enforcement of any payment on such Security upon redemption;

(5)                                 reduce the percentage of the Outstanding Principal Amount of the Securities of that series whose Holders must consent to any such supplemental indenture;

(6)                                 change any obligation of the Company to maintain an office or agency with respect to that series in the places and for the purposes specified in Section 12.2;

(7)                                 change with respect to that series any obligation to pay additional amounts;

(8)                                 except to the extent provided in Section 11.1(8), make any change in this Section 11.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived except with the consent of the Holders of each Outstanding Security affected thereby;

(9)                                 modify with respect to that series any Conversion or Write-off provision (other than adjustments contemplated by the Indenture);

(10)                          shorten with respect to that series the period during which redemption of the Securities is not permitted or permit redemption during a period not previously permitted; or

(11)                          modify with respect to that series the provisions of Article IV of this Indenture (other than adjustments contemplated by the Indenture) with respect to the subordination of Outstanding Securities of any series in a manner adverse to the Holders thereof.

Any such consent given by the Holder of a Security of a series shall be conclusive and binding upon such Holder and all future Holders of the Securities of such series and of any of the Securities of such series issued on registration thereof, the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such consent is made upon the Securities of such series.

In addition, no amendment to the terms and conditions of a Security that at the time of such amendment qualifies as Additional Tier 1 Capital is permitted without the prior written consent of APRA if such amendment may affect the eligibility of the Security as Additional Tier 1 Capital as described in the Prudential Standards.

For the purposes of this Section 11.2, if the Securities of any series are issuable upon the exercise of warrants, any holder of an unexercised and unexpired warrant with respect to such series shall not be deemed to be a Holder of Outstanding Securities of such series in the amount issuable upon the exercise of such warrants.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of the Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of any other series.

It is not necessary under this Section 11.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

Section 11.3.                          Changes Requiring a Special Resolution.  Changes to or a waiver of the restrictions on Dividends, Buy Backs and Capital Reductions, as described in Section 4.7, may be made if approved by a Special Resolution.

Section 11.4.                          Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities of one or more series shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 11.5.                          Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Trustee shall enter into any such supplemental indenture if such supplemental indenture does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 11.6.                          Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby; provided that if such supplemental indenture makes any of the changes in clauses (1) through (11) of the first proviso to Section 11.2 of this Indenture, such supplemental indenture shall bind each Holder of a Security who has consented to it and every subsequent Holder of such Security or any part thereof.

Section 11.7.                          Reference in Securities to Supplemental Indentures.  The Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE XII

COVENANTS

Section 12.1.                          Payment of Principal and Interest (If Payable).  The Company covenants and agrees for the benefit of the Holders of each series of the Securities that it will duly and punctually pay any amounts due on the Securities of that series in accordance with, and subject to, the terms of the Securities of such series and this Indenture.  A payment of any amount due shall be considered paid on the date it is scheduled to be paid if the Trustee or Paying Agent holds on that date money designated for and sufficient to make such payment.

Section 12.2.                          Maintenance of Office or Agency.  If the Securities of a series are issued as Registered Securities, the Company will maintain in each Place of Payment for any series of the Securities an office or agency where the Securities of that series may be presented or surrendered for payment, where the Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Subject to the preceding paragraphs, the Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for the Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise specified as contemplated by Section 3.1, the Trustee shall initially serve as Paying Agent.  The Paying Agent may make reasonable rules not inconsistent herewith for the performance of its functions.

Section 12.3.                          Money for Securities to Be Held in Trust; Unclaimed Money.  If the Company shall at any time act as its own Paying Agent with respect to any series of the Securities, it will, on or before each date scheduled for the payment of the Outstanding Principal Amount or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such interest, if any, or Outstanding Principal Amount so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

If the Company is not acting as its own Paying Agent, the Company will cause each Paying Agent for any series of the Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will hold all sums held by it for the payment of the Outstanding Principal Amount or interest, if any, on the Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.  If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in a separate trust fund.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Outstanding Principal Amount or interest, if any, or other amounts on any Security of any series and remaining unclaimed for two years after such interest or Outstanding Principal Amount or other amounts were scheduled to be paid shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 12.4.                          Corporate Existence.  Subject to Article X, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; provided that nothing in this Section 12.4 shall prevent the abandonment or termination of any right or franchise of the

Company if, in the opinion of the Company, such abandonment or termination is in the best interests of the Company.

Section 12.5.         Insurance.  The Company covenants and agrees that it will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations or through a program of self-insurance in such amounts and covering such risks as are consistent with sound business practice for corporations engaged in the same or a similar business similarly situated.

Section 12.6.         Reports by the Company.  The Company covenants, as provided in Section 314 of the Trust Indenture Act:

(a)           to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)           to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations; and

(c)           to transmit to all Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 12.6, as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of any reports, information and documents to the Trustee, including pursuant to this Section 12.6, is for informational purposes only and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable therefrom, including the Company’s compliance with any of its covenants pursuant to Article 12 (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 12.7.         Annual Review Certificate.  As provided in Section 314(a)(4) of the Trust Indenture Act, the Company covenants and agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture.  For purposes of this Section 12.7, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 12.8.         Withholding Tax and Payment of Additional Amounts.  (a) The Company will pay all amounts that it is required to pay in respect of the Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of a Relevant Tax Jurisdiction, unless such withholding or deduction is required by law.  In that event, the Company will pay such additional amounts as may be necessary so that the net amount received by the Holder, after such withholding or deduction, will equal the amount that the Holder would have received in respect of the Security without such withholding or deduction; provided that the Company will not pay additional amounts in respect of the Security for or on account of:

(1)           any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder, or the beneficial owner, of the Security was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, a Relevant Tax Jurisdiction or otherwise had some connection with a Relevant Tax Jurisdiction other than merely holding such Security or receiving payments under such Security;

(2)           any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of the Security presented such Security for payment in a Relevant Tax Jurisdiction, unless the Holder was required to present such Security for payment and it could not have been presented for payment anywhere else;

(3)           any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of the Security presented such Security for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the Holder would have been entitled to the additional amounts on presenting such Security for payment on any day during that 30-day period;

(4)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(5)           any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

(6)           any tax, duty, assessment or other governmental charge that would not have been imposed if the Holder, or the beneficial owner, of the Security complied with the Company’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the Holder, or the beneficial owner, of such Security to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

(7)           any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the Holder, or the beneficial owner, of such Security is a party to or participated in a scheme to avoid such tax which the Company was not a party to;

(8)           any tax, duty, assessment or other governmental charge to, or to a third party on behalf of, a Holder of the Security, or any beneficial owner of any interest in, or rights in respect of, such Security, upon, with respect to, or by reason of, such person being issued Ordinary Shares;

(9)           any tax, duty, assessment or other governmental charge arising under or in connection with FATCA; or

(10)         any combination of the foregoing.

(b)           Subject to the foregoing, additional amounts will also not be payable by the Company with respect to any payment on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of a Relevant Tax Jurisdiction, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual Holder of such Security.

(c)           The Company, and any other Person to or through which any payment with respect to the Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Securities amounts required to be withheld or deducted under or in connection with FATCA, and Holders and beneficial owners of such Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

(d)           All references in this Indenture to the payment of the Outstanding Principal Amount or interest, if any, on any Security shall be deemed to include the payment of additional amounts to the extent that, in that context, additional amounts are, were or would be payable under this Section 12.8.

Section 12.9.         Payment of Stamp Taxes.  The Company will pay or discharge or cause to be paid or discharged all stamp and similar taxes, if any, that may be imposed by the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein with respect to the execution or delivery of this Indenture or the Securities.

Section 12.10.      Indemnification of Judgment Currency.  The Company shall indemnify the Trustee and any Holder against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Security and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the Specified Currency, and as a result of any variation as between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by the Trustee or such Holder.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any costs of exchange payable in connection with the purchase of, or conversion into, the Specified Currency.

Section 12.11.      Waiver of Certain Covenants.  Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 12.4 and 12.9 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in Outstanding Principal Amount  of the Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waive, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE XIII

REDEMPTION

Section 13.1.         Applicability of Article.  The Securities of or within any series that are redeemable in whole or in part shall be redeemable in accordance with their terms and in accordance with this Article.

If an indenture supplemental hereto for the Securities of any series provides that the Securities of such series may be redeemed at the Company’s election (subject to APRA’s prior written approval, which may or not be given), unless otherwise provided in such indenture supplemental hereto, the Company may redeem the Securities of such series in whole or in part, and such redemption shall not be permitted earlier than the fifth anniversary of the issue date of the Securities of such series.

The Company may redeem the Securities of a series only if the Company has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given), and:

(a)           before or concurrently with such redemption, the Company replaces the Securities of such series with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than the Securities of such series and the replacement of the Securities of such series is done under conditions that are sustainable for the income capacity of the Company (for the purposes of the Prudential Standards); or

(b)           the Company obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of the Company and the Group, that the Company does not have to replace the Securities of such series.

No Holder has the right to request redemption of their Securities at any time.

Section 13.2.         Election to Redeem; Notice to Trustee.  The election of the Company to redeem any of the Securities shall be evidenced by or pursuant to a Board Resolution or a Company Order.  In the case of any redemption at the election of the Company of less than all the Securities of any series having the same terms, the Company shall, at least 45 but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the Outstanding Principal Amount of the Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.  In the case of any redemption of the Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company that is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 13.3.         Selection of Securities to Be Redeemed.  Unless otherwise specified as contemplated by Section 3.1, if less than all the Securities of a series with the same terms are to be redeemed, the Trustee (in the case of certificated Securities), not more than 60 but at least 45 days prior to the Redemption Date, shall select the Securities of the series to be redeemed in such manner as the Trustee shall deem fair and appropriate.  The Trustee shall make the selection from the Securities of the series that are Outstanding and that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Securities of that series or any integral multiple thereof) of the Outstanding Principal Amount of the Securities of such series of a denomination larger than the minimum authorized denomination for the Securities of that series.  In the case of Securities in global form, such Securities will be selected for redemption in accordance with the procedures of the Depositary.  The Trustee shall promptly notify the Company in writing of the Securities selected by the Trustee for redemption and, in the case of any Securities selected for partial redemption, the Outstanding Principal Amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the Outstanding Principal Amount of such Securities that has been or is to be redeemed.

Section 13.4.         Notice of Redemption.  Unless otherwise specified as contemplated by Section 3.1, notice of redemption shall be given in the manner provided in Section 1.6 not less than 30 days nor more than 60 days prior to the Redemption Date to the Holders of the Securities to be redeemed.

All notices of redemption shall state:

(1)           the Redemption Date;

(2)           the Redemption Price;

(3)           if less than all the Outstanding Securities of a series are to be redeemed, the identification (and, in the case of partial redemption, the Outstanding Principal Amounts) of the particular Security or Securities to be redeemed;

(4)           in case any Security is to be redeemed in part only, the notice that relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new

Security or Securities of authorized denominations for the Outstanding Principal Amount thereof remaining unredeemed;

(5)           the Place or Places of Payment where such Securities are to be surrendered for payment for the Redemption Price;

(6)           that Securities of the series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(7)           that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will not accrue on and after said date; and

(8)           the CUSIP number, if any, of such Securities.

Notice of redemption of the Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  Any notice given in the manner provided herein shall be conclusively presumed to have been given, whether or not such notice is actually received.  Failure to mail any notice or defect in the mailed notice or the mailing thereof in respect of any Security shall not affect the validity of the redemption of any other Security.

Section 13.5.         Deposit of Redemption Price.  On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.3) an amount of money in the currency or currencies (including currency units or composite currencies) in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of all of the Securities or portions thereof which are to be redeemed on that date.

The Company may deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.

Section 13.6.         Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and unpaid interest, if any) such Securities shall not bear interest.  Except as provided in the next succeeding paragraph, upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, then, until so paid, interest shall continue to be scheduled to be paid on the Outstanding Principal Amount from the Redemption Date at the rate prescribed therefor in the Security except to the extent that the Company has determined in its absolute discretion not to pay such interest or the Company is obliged not to pay such interest because another Payment Condition is not satisfied.

Section 13.7.         Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part at any Place of Payment therefor (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security, without service charge a new Security or Securities of the same series, having the same form and terms, in any authorized denomination equal in aggregate Outstanding Principal Amount to the unredeemed portion of the Outstanding Principal Amount of the Security surrendered.

Section 13.8.         Redemption for Taxation or Regulatory Reasons.  Subject to the provisions of this Article XIII, the Company may redeem the Securities of a series in whole, but not in part, upon the occurrence of an Adverse Tax Event or a Regulatory Event, provided that the Company has obtained, in the case of an Adverse Tax Event, a supporting opinion of legal or tax advisers of recognized standing in the applicable Relevant Tax Jurisdiction or, in the case of a Regulatory Event, a supporting opinion of advisers of recognized standing in Australia or confirmation from APRA.  The Redemption Price for the Securities of a series redeemed in accordance with this Section 13.8 shall equal the Outstanding Principal Amount of the Securities of such series plus any unpaid interest on the Outstanding Principal Amount of the Securities to be redeemed for the period from and including the most recent Interest Payment Date to, but excluding, the Redemption Date, except to the extent that the Company has determined in its absolute discretion not to pay such interest or the Company is obliged not to pay such interest because another Payment Condition is not satisfied.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WESTPAC BANKING CORPORATION

By:	/s/ Sean Crellin
	Name:	Sean Crellin
	Title:	Director — Corporate, Legal and
Secretariat

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President